Exhibit 99.1

Assured Guaranty Municipal Corp.

Consolidated Financial Statements

December 31, 2023 and 2022

ASSURED GUARANTY MUNICIPAL CORP.

Report of Independent Auditors
To the Board of Directors of Assured Guaranty Municipal Corp.

Opinion

We have audited the accompanying consolidated financial statements of Assured Guaranty Municipal Corp. and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of operations, of comprehensive income (loss), of shareholder's equity and of cash flows for the years then ended, including the related notes (collectively referred to as the "consolidated financial statements").

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 10, 2024

Assured Guaranty Municipal Corp.
Consolidated Balance Sheets
(dollars in millions except share data)

	As of December 31,
	2023	2022
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value, net of allowance for credit loss of $25 and $23 (amortized cost of $3,457 and $4,211)	$3,202	$3,839
Fixed-maturity securities, trading, at fair value	107	127
Short-term investments, at fair value	1,224	456
Surplus note of affiliate, held-to-maturity, at amortized cost	300	300
Equity method investments	411	686
Other invested assets, at fair value	2	4
Total investments	5,246	5,412
Cash	21	17
Loans receivable from affiliate	163	163
Premiums receivable	1,103	1,013
Ceded unearned premium reserve	745	668
Reinsurance recoverable on unpaid losses	72	68
Salvage and subrogation recoverable	256	211
Financial guaranty variable interest entities’ assets (includes $165 and $259, at fair value)	271	314
Assets of consolidated investment vehicles (includes $251 at fair value)	284	—
Other assets (includes $6 and $22, at fair value)	240	360
Total assets	$8,401	$8,226
Liabilities
Unearned premium reserve	$3,030	$3,027
Loss and loss adjustment expense reserve	244	189
Reinsurance balances payable, net	287	312
Financial guaranty variable interest entities’ liabilities (with recourse of $312 and $384, without recourse of $9 and $11; includes $321 and $393, at fair value)	321	395
Other liabilities (includes $2 and $3, at fair value)	278	277
Total liabilities	4,160	4,200

Commitments and contingencies (Note 14)
Shareholder’s equity
Preferred stock ($1,000 par value, 5,000.1 shares authorized; no shares issued or outstanding)	—	—
Common stock ($92,025 par value, 163 shares authorized, issued and outstanding)	15	15
Additional paid-in capital	702	694
Retained earnings	3,427	3,452
Accumulated other comprehensive income (loss), net of tax provision (benefit) of $(48) and $(59)	(238)	(346)
Total shareholder’s equity attributable to Assured Guaranty Municipal Corp.	3,906	3,815
Noncontrolling interests	335	211
Total shareholder’s equity	4,241	4,026
Total liabilities and shareholder’s equity	$8,401	$8,226

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Municipal Corp.
Consolidated Statements of Operations
(in millions)

	Year Ended December 31,
	2023	2022
Revenues
Net earned premiums	$207	$220
Net investment income	202	150
Net realized investment gains (losses)	—	(36)
Fair value gains (losses) on committed capital securities	(16)	12
Fair value gains (losses) on financial guaranty variable interest entities	10	6
Fair value gains (losses) on consolidated investment vehicles	28	—
Foreign exchange gains (losses) on remeasurement	41	(94)
Fair value gains (losses) on trading securities	27	(14)
Change in ceded funds held	(13)	14
Other income (loss)	19	3
Total revenues	505	261
Expenses
Loss and loss adjustment expenses (benefit)	92	(3)
Employee compensation and benefit expenses	96	95
Other expenses	70	53
Total expenses	258	145
Income (loss) before income taxes and equity in earnings (losses) of investees	247	116
Equity in earnings (losses) of investees	54	(51)
Income (loss) before income taxes	301	65
Provision (benefit) for income taxes
Current	38	15
Deferred	2	(30)
Total provision (benefit) for income taxes	40	(15)
Net income (loss)	261	80
Less: Noncontrolling interests	29	(5)
Net income (loss) attributable to Assured Guaranty Municipal Corp.	$232	$85

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Municipal Corp.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)

	Year Ended December 31,
	2023	2022
Net income (loss)	$261	$80
Change in net unrealized gains (losses) on:
Investments with no credit impairment, net of tax provision (benefit) of $11 and $(65)	105	(381)
Investments with credit impairment, net of tax provision (benefit) of $0 and $(11)	2	(48)
Change in net unrealized gains (losses) on investments	107	(429)
Change in instrument-specific credit risk on financial guaranty variable interest entities’ liabilities with recourse, net of tax provision (benefit)	1	(3)
Other comprehensive income (loss)	108	(432)
Comprehensive income (loss)	369	(352)
Less: Comprehensive income (loss) attributable to noncontrolling interests	29	(5)
Comprehensive income (loss) attributable to Assured Guaranty Municipal Corp.	$340	$(347)

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Municipal Corp.
Consolidated Statements of Shareholder’s Equity
Years Ended December 31, 2023 and 2022
(dollars in millions, except share data)

		Total Shareholder's Equity Attributable to Assured Guaranty Municipal Corp.
	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Shareholder’s Equity
As of December 31, 2021	163	$15	$694	$3,633	$86	$4,428	$216	$4,644
Net income	—	—	—	85	—	85	(5)	80
Dividends	—	—	—	(266)	—	(266)	—	(266)
Other comprehensive loss	—	—	—	—	(432)	(432)	—	(432)
As of December 31, 2022	163	15	694	3,452	(346)	3,815	211	4,026
Net income	—	—	—	232	—	232	29	261
Dividends	—	—	—	(257)	—	(257)	—	(257)
Other comprehensive income	—	—	—	—	108	108	—	108
Capital contributions	—	—	8	—	—	8	92	100
Consolidation of investment vehicles	—	—	—	—	—	—	3	3
As of December 31, 2023	163	$15	$702	$3,427	$(238)	$3,906	$335	$4,241

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Municipal Corp.
Consolidated Statements of Cash Flows
(in millions)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$261	$80
Adjustments to reconcile net income to net cash flows provided by operating activities:
Provision (benefit) for deferred income taxes	2	(30)
Net realized investment losses (gains)	—	36
Equity in (earnings) losses of investees	(54)	51
Fair value losses (gains) on committed capital securities	16	(12)
Fair value losses (gains) on trading securities	(27)	14
Change in premiums receivable, net of premiums payable	(36)	62
Change in ceded unearned premium reserve	(77)	(25)
Change in unearned premium reserve	3	65
Change in loss and loss adjustment expense reserve and salvage and subrogation recoverable, net	(13)	(974)
Change in current income taxes	26	(78)
Distributions from equity method investees	29	5
Other	(3)	40
Cash flows from consolidated investment vehicles:
Consolidation of consolidated investment vehicles	27	—
Purchases of securities	(9)	—
Sales of securities	7	—
Other changes in consolidated investment vehicles	(8)	—
Net cash flows provided by (used in) operating activities	144	(766)

Cash flows from investing activities:
Fixed-maturity securities, available-for-sale:
Purchases	(200)	(224)
Sales	527	529
Maturities and paydowns	460	476
Short-term investments with original maturities of over three months:
Purchases	(16)	(63)
Sales	4	—
Maturities and paydowns	36	36
Net sales (purchases) of short-term investments with original maturities of less than three months	(789)	168
Fixed-maturity securities, trading:
Sales	—	83
Maturities and paydowns	46	80
Paydowns of financial guaranty variable interest entities’ assets	126	54
Purchases of equity method investments	(185)	(167)
Distributions from equity method investments	233	118
Other	4	4
Net cash flows provided by (used in) investing activities	$246	$1,094
(continued)
The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Municipal Corp.
Consolidated Statements of Cash Flows, Continued
(in millions)

	Year Ended December 31,
	2023	2022
Cash flows from financing activities:
Dividends paid to Assured Guaranty Municipal Holdings Inc.	$(257)	$(266)
Net paydowns of financial guaranty variable interest entities' liabilities	(71)	(55)
Capital contribution from Assured Guaranty Corp.	88	—
Other	(9)	(2)
Net cash flows provided by (used in) financing activities	(249)	(323)

Effect of foreign exchange rate changes	1	(1)
Increase (decrease) in cash and cash equivalents and restricted cash	142	4
Cash and restricted cash at beginning of period	18	14
Cash and cash equivalents and restricted cash at end of period	$160	$18

Supplemental cash flow information
Income taxes paid (received)	$12	$92

Supplemental disclosure of non-cash activities:
Puerto Rico Salvage (Note 2):
Fixed-maturity securities, available-for-sale, received as salvage	$—	$799
Fixed-maturity securities, available-for-sale, ceded to a reinsurer	—	27
Fixed-maturity securities, trading, received as salvage	—	309
Fixed-maturity securities, trading, ceded to a reinsurer	—	6
Debt securities of financial guaranty variable interest entities received as salvage	—	94
Contributions to equity method investments	28	221
Distributions from equity method investments	28	221
Capital contributions	12	—
Distributions to noncontrolling interests	7	—

	As of December 31,
	2023	2022
Reconciliation of cash and cash equivalents and restricted cash to the consolidated balance sheets:
Cash	$21	$17
Cash of financial guaranty variable interest entities (Note 7)	106	1
Cash and cash equivalents of consolidated investment vehicles (Note 7)	33	—
Cash and cash equivalents and restricted cash at the end of period	$160	$18

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements
1.    Business and Basis of Presentation

Business

Assured Guaranty Municipal Corp. (AGM, or together with its subsidiaries, the Company), a New York domiciled insurance company, is an indirect and wholly-owned subsidiary of Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty). AGL is a Bermuda-based holding company that provides, through its wholly-owned operating subsidiaries, credit protection products to the United States (U.S.) and non-U.S. public finance (including infrastructure) and structured finance markets. Assured Guaranty also participates in the asset management business.

Insurance

The Company applies its credit underwriting judgment, risk management skills and capital markets experience primarily to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment (collectively, debt service), the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance securities as well as to investors in such obligations. The Company guarantees obligations issued principally in the U.S. and the United Kingdom (U.K.), and also guarantees obligations issued in other countries and regions, including Western Europe.

Assured Guaranty’s Asset Management Business

Until July 1, 2023, Assured Guaranty served as an investment advisor to primarily collateralized loan obligations (CLOs) and opportunity funds, through Assured Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM). Beginning July 1, 2023, Assured Guaranty participates in the asset management business through its ownership interest in Sound Point Capital Management, LP (Sound Point, LP) and certain of its investment management affiliates (together with Sound Point, LP, Sound Point), as described below.

On July 1, 2023, Assured Guaranty contributed to Sound Point, LP most of its asset management business, other than that conducted by Assured Healthcare Partners LLC (AHP) (AssuredIM Contributed Business), as contemplated by the transaction agreement entered into with Sound Point on April 5, 2023 (Transaction Agreement). Assured Guaranty received, subject to certain potential post-closing adjustments, approximately 30% of the common interests in Sound Point, LP, and certain other interests in Sound Point.

In addition, in accordance with the terms of a letter agreement (Letter Agreement), effective July 1, 2023, AGM and its affiliate, Assured Guaranty Corp. (AGC) (collectively, the U.S. Insurance Subsidiaries), (i) engaged Sound Point as their sole alternative credit manager, and (ii) transitioned to Sound Point the management of certain existing alternative investments and related commitments. The Letter Agreement also provides that, in the first two years of Sound Point’s engagement, the U.S. Insurance Subsidiaries, including through their investment subsidiary AG Asset Strategies LLC (AGAS), would, subject to regulatory approval, make new investments in funds, other vehicles and separately managed accounts managed by Sound Point which, when aggregated with the alternative investments and commitments transitioned from AssuredIM and any reinvestments (collectively, Sound Point Investments), and investments made by other Assured Guaranty affiliates, will total $1 billion. The Letter Agreement contemplates a long-term investment partnership between Sound Point and Assured Guaranty, whereby the U.S. Insurance Subsidiaries have agreed to reinvest all returns of capital from Sound Point Investments for a period of 15 years, until July 1, 2038. Similarly, the Letter Agreement provides for reinvestment by the U.S. Insurance Subsidiaries of all gains and dividends from Sound Point Investments in the first two years of Sound Point’s engagement, and reinvestment of half of all such gains and dividends thereafter until July 1, 2033 (the transactions contemplated under the Transaction Agreement and the Letter Agreement, the Sound Point Transaction). On July 1, 2028, the U.S. Insurance Subsidiaries may choose to reduce the amounts invested or required to be reinvested in certain Sound Point Investments under the Letter Agreement, subject to adjustment in Assured Guaranty’s portion of its ownership interest in Sound Point. To the extent not required to be reinvested by the Letter Agreement, all proceeds from Sound Point Investments received in accordance with their operative investment documents can be distributed to the U.S. Insurance Subsidiaries. See Note 6, Investments and Cash.

In July 2023, Assured Guaranty sold all of its equity interests in AHP, which manages healthcare funds, to an entity owned and controlled by the managing partner of AHP (AHP Transaction). In connection with the AHP Transaction, AGAS agreed to remain a strategic investor in certain AHP managed funds.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). In management’s opinion, all material adjustments necessary for a fair statement of the financial condition, results of operations and cash flows of the Company including its consolidated variable interest entities (VIEs), are reflected in the periods presented and are of a normal, recurring nature. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior year balances have been reclassified to conform to the current year’s presentation.

The consolidated financial statements include the accounts of AGM, its direct and indirect subsidiaries, its consolidated financial guaranty VIEs (FG VIEs) and consolidated investment vehicles (CIVs). See Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. Intercompany accounts and transactions between and among all consolidated entities have been eliminated. All amounts are reported in U.S. dollars, unless otherwise specified.

As of December 31, 2023, AGM owned the following principal subsidiaries:

•100% of Assured Guaranty UK Limited (AGUK), which was organized in the U.K.
•99.9999% of Assured Guaranty (Europe) SA (AGE), which was organized in France. Assured Guaranty Municipal Holdings Inc. (AGMH) owns the remaining 0.0001% of AGE.
•65% of AGAS. AGC owns the remaining 35% of AGAS.

AGAS is an investment subsidiary that invests in funds managed by Sound Point, AHP, and, prior to July 1, 2023, AssuredIM.

Significant Accounting Policies

The Company revalues foreign currency denominated assets, liabilities, revenue, and expenses, into U.S. dollars using the applicable exchange rates prescribed by GAAP. For subsidiaries where the functional currency is the U.S. dollar, gains and losses generated by the remeasurement of foreign currency transactions are reported in the consolidated statements of operations.
Other accounting policies are included in the following notes to the consolidated financial statements.

Note Name	Note Number
Expected loss to be paid (recovered)	Note 3
Contracts accounted for as insurance	Note 4
Reinsurance	Note 5
Investments and cash	Note 6
Financial guaranty variable interest entities and consolidated investment vehicles	Note 7
Fair value measurement	Note 8
Income taxes	Note 10
Related party transactions	Note 12
Leases	Note 13
Commitments and contingencies	Note 14

Recent Accounting Standards Not Yet Adopted

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments require enhanced annual disclosures regarding the rate reconciliation and income taxes paid. This ASU is effective for fiscal years beginning after December 15, 2024. The Company will apply the amendments in this ASU prospectively to all annual periods beginning after December 15, 2024. The Company is evaluating the effect that the adoption of this ASU may have on its disclosures.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
2.    Outstanding Exposure

    The Company sells credit protection primarily in financial guaranty insurance form. Until 2008, the Company also sold credit protection by issuing policies that guaranteed payment obligations under credit derivatives, primarily credit default swaps (CDS). The Company’s contracts accounted for as credit derivatives are generally structured such that the circumstances giving rise to the Company’s obligation to make loss payments are similar to those for its financial guaranty insurance contracts.

The Company seeks to limit its exposure to losses by underwriting obligations that it views to be investment grade at inception, although on occasion it may underwrite new issuances that it views to be below-investment-grade (BIG), typically as part of its loss mitigation strategy for existing troubled exposures. The Company also seeks to acquire portfolios of insurance from financial guarantors that are no longer writing new business by acquiring such companies, providing reinsurance on a portfolio of insurance or reassuming a portfolio of reinsurance it had previously ceded; in such instances, it evaluates the risk characteristics of the target portfolio, which may include some BIG exposures, as a whole in the context of the proposed transaction. The Company diversifies its insured portfolio across sector and geography and, in the structured finance portfolio, generally requires subordination or collateral to protect it from loss. Reinsurance may be used in order to reduce net exposure to certain insured transactions.

Public finance obligations insured by the Company primarily consist of general obligation bonds supported by the taxing powers of U.S. state or municipal governmental authorities, as well as tax-supported bonds, revenue bonds and other obligations supported by covenants from state or municipal governmental authorities or other municipal obligors to impose and collect fees and charges for public services or specific infrastructure projects. The Company includes within public finance obligations those obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including utilities, toll roads, healthcare facilities and government office buildings. The Company also includes within public finance obligations similar obligations issued by U.S. and non-U.S. sovereign and sub-sovereign issuers and governmental authorities.

Structured finance obligations insured by the Company are generally issued by special purpose entities, including VIEs, and backed by pools of assets having an ascertainable cash flow or market value or other specialized financial obligations. Some of these VIEs are consolidated as described in Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. Unless otherwise specified, the outstanding par and debt service amounts presented in this note include outstanding exposures on these VIEs whether or not they are consolidated. While AGM has ceased insuring new originations of asset-backed securities, a portfolio of such obligations remains outstanding. AGM’s European subsidiaries, AGUK and AGE, provide financial guarantees in the non-U.S. public finance market and provide such guarantees in the non-U.S. structured finance market. AGM has acquired portfolios since 2009 that include financial guaranties of structured finance obligations.

Significant Risk Management Activities

    The Portfolio Risk Management Committee of the Company’s indirect parent, AGL, is responsible for enterprise risk management for Assured Guaranty’s insurance business and focuses on measuring and managing credit, market and liquidity risk for Assured Guaranty’s insurance business. This committee establishes Assured Guaranty-wide credit policy for Assured Guaranty’s direct and assumed insured business. It implements specific underwriting procedures and limits for Assured Guaranty and allocates underwriting capacity among AGL’s insurance subsidiaries, including the Company. All transactions in new asset classes or new jurisdictions, or outside AGL’s Board-approved risk appetite statement or risk limits, must be approved by this committee.

The Company’s risk management committee conducts an in-depth review of the Company’s insured portfolio, focusing on varying portions of the portfolio at each meeting. It reviews and may revise internal ratings assigned to the insured transactions and reviews sector reports, monthly product line surveillance reports and compliance reports.

All transactions in the insured portfolio are assigned internal credit ratings by the relevant underwriting committee at inception, and such credit ratings are updated by the relevant risk management or surveillance committee based on changes in transaction credit quality. As part of the surveillance process, the Company monitors trends and changes in transaction credit quality, and recommends such remedial actions as may be necessary or appropriate. The Company also develops strategies to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage the Company’s litigation proceedings.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Surveillance Categories

The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review of each exposure. BIG exposures include all exposures with internal credit ratings below BBB-.

The Company’s internal credit ratings are based on internal assessments of the likelihood of default and loss severity in the event of default. Internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and generally reflect an approach similar to that employed by the rating agencies, except that the Company’s internal credit ratings focus on future performance rather than lifetime performance.

The Company monitors its insured portfolio and refreshes its internal credit ratings on individual exposures in quarterly, semi-annual or annual cycles based on the Company’s view of the exposure’s credit quality, loss potential, volatility and sector. Ratings on exposures in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter although the Company may also review a rating in response to developments impacting a credit when a ratings review is not scheduled.

Exposures identified as BIG are subjected to further review to determine the probability of a loss. See Note 3, Expected Loss to be Paid (Recovered). Surveillance personnel then assign each BIG transaction to one of the three BIG surveillance categories described below based upon whether a future loss is expected and whether a claim has been paid. The Company uses the pre-tax book yield of AGM’s investment portfolio to calculate the present value of projected payments and recoveries and determine whether a future loss is expected in order to assign the appropriate BIG surveillance category to a transaction. For financial statement measurement purposes, the Company uses risk-free rates, which are determined each quarter, to calculate the expected loss.

More extensive monitoring and intervention are employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. For purposes of determining the appropriate surveillance category, the Company expects “future losses” on a transaction when the Company believes there is at least a 50% chance that, on a present value basis, it will in the future pay claims on that transaction that will not be fully reimbursed. The three BIG surveillance categories are:

•BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected.

•BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims, which are claims that the Company expects to be reimbursed within one year) have yet been paid.

•BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Components of Outstanding Exposure

    The Company measures its financial guaranty exposure in terms of (i) gross and net par outstanding and (ii) gross and net debt service.

    The Company typically guarantees the payment of debt service when due. Since most of these payments are due in the future, the Company generally uses gross and net par outstanding as a proxy for its financial guaranty exposure. Gross par outstanding generally represents the principal amount of the insured obligation at a point in time. Net par outstanding equals gross par outstanding net of any reinsurance. The Company includes in its par outstanding calculation the impact of any consumer price index inflator to the reporting date as well as, in the case of accreting (zero-coupon) obligations, accretion to the reporting date. Non-U.S. dollar denominated par outstanding is translated at the spot rate at the end of the reporting period.

    The Company has, from time to time, purchased securities that it has insured, and for which it had expected losses to be paid, in order to mitigate the economic effect of insured losses (Loss Mitigation Securities). The Company excludes amounts attributable to Loss Mitigation Securities from par and debt service outstanding, and instead reports Loss Mitigation Securities in the investment portfolio. The Company manages such securities as investments and not insurance exposure. As of December 31, 2023 and December 31, 2022, the Company excluded net par outstanding of $508 million and $531 million, respectively, attributable to Loss Mitigation Securities.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Gross debt service outstanding represents the sum of all estimated future debt service payments on the insured obligations, on an undiscounted basis. Net debt service outstanding equals gross debt service outstanding net of any reinsurance. Future debt service payments include the estimated impact of any consumer price index inflator after the reporting date, as well as, in the case of accreting (zero-coupon) obligations, accretion after the reporting date.

    The Company calculates its debt service outstanding as follows:

•for insured obligations that are not supported by homogeneous pools of assets (which category includes most of the Company’s public finance transactions), as the total estimated contractual future debt service due through maturity, regardless of whether the obligations may be called and regardless of whether, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, the Company believes the obligations will be repaid prior to contractual maturity; and

•for insured obligations that are supported by homogeneous pools of assets that are contractually permitted to prepay principal (which category includes, for example, residential mortgage-backed securities (RMBS)), as the total estimated expected future debt service due on insured obligations through their respective expected terms, which includes the Company’s expectations as to whether the obligations may be called and, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, when the Company expects principal payments to be made prior to contractual maturity.

    The calculation of debt service requires the use of estimates, which the Company updates periodically, including estimates and assumptions for the expected remaining term of insured obligations supported by homogeneous pools of assets, updated interest rates for floating and variable rate insured obligations, behavior of consumer price indices for obligations with consumer price index inflators, foreign exchange rates and other assumptions based on the characteristics of each insured obligation. Debt service is a measure of the estimated maximum potential exposure to insured obligations before considering the Company’s various legal rights to the underlying collateral and other remedies available to it under its financial guaranty contract.

Actual debt service may differ from estimated debt service due to refundings, terminations, negotiated restructurings, prepayments, changes in interest rates on variable rate insured obligations, consumer price index behavior differing from that projected, changes in foreign exchange rates on non-U.S. dollar denominated insured obligations and other factors.

Financial Guaranty Portfolio
Debt Service and Par Outstanding

	As of December 31, 2023		As of December 31, 2022
	Gross	Net	Gross	Net
	(in millions)
Debt Service
Public finance	$354,388	$259,541	$329,883	$248,941
Structured finance	3,119	2,390	3,198	2,493
Total financial guaranty	$357,507	$261,931	$333,081	$251,434

Par Outstanding
Public finance	$219,696	$160,858	$205,859	$154,787
Structured finance	2,556	1,902	2,672	2,021
Total financial guaranty	$222,252	$162,760	$208,531	$156,808

In addition to amounts shown in the table above, the Company had outstanding commitments to provide guaranties of $193 million of public finance gross par and $300 million of structured finance gross par as of December 31, 2023. These commitments are contingent on the satisfaction of all conditions set forth in the guaranties and may expire unused or be canceled at the counterparty’s request. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Portfolio by Internal Rating
As of December 31, 2023

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
AAA	$78	0.1%	$772	2.3%	$274	16.6%	$145	56.6%	$1,269	0.8%
AA	10,737	8.4	2,912	8.7	741	45.0	2	0.8	14,392	8.9
A	70,350	55.2	8,559	25.7	19	1.2	29	11.3	78,957	48.5
BBB	44,277	34.7	20,106	60.2	33	2.0	80	31.3	64,496	39.6
BIG	2,035	1.6	1,032	3.1	579	35.2	—	—	3,646	2.2
Total net par outstanding	$127,477	100.0%	$33,381	100.0%	$1,646	100.0%	$256	100.0%	$162,760	100.0%

Financial Guaranty Portfolio by Internal Rating
As of December 31, 2022

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
AAA	$163	0.1%	$738	2.3%	$315	17.9%	$146	56.6%	$1,362	0.8%
AA	9,678	7.9	3,022	9.5	746	42.3	2	0.8	13,448	8.6
A	67,551	54.9	7,687	24.1	21	1.2	22	8.5	75,281	48.0
BBB	43,210	35.2	19,501	61.3	54	3.0	88	34.1	62,853	40.1
BIG	2,356	1.9	881	2.8	627	35.6	—	—	3,864	2.5
Total net par outstanding	$122,958	100.0%	$31,829	100.0%	$1,763	100.0%	$258	100.0%	$156,808	100.0%

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Portfolio
Par Outstanding by Sector

	Gross Par Outstanding		Net Par Outstanding
	As of December 31,		As of December 31,
Sector	2023	2022	2023	2022
	(in millions)
Public finance:
U.S. public finance:
General obligation	$71,409	$68,409	$51,078	$49,895
Tax backed	30,816	31,429	22,278	23,017
Municipal utilities	28,153	25,262	20,662	19,165
Transportation	19,213	16,758	14,328	12,820
Healthcare	12,474	11,098	9,714	8,917
Higher education	6,988	6,829	5,033	4,955
Infrastructure finance	4,263	4,140	3,346	3,250
Housing revenue	1,053	854	795	685
Other public finance	347	365	243	254
Total U.S. public finance	174,716	165,144	127,477	122,958
Non-U.S. public finance:
Infrastructure finance	15,017	13,455	12,138	11,215
Regulated utilities	18,092	15,589	11,474	10,723
Sovereign and sub-sovereign	9,869	9,625	8,165	8,257
Renewable energy	2,002	2,046	1,604	1,634
Total non-U.S. public finance	44,980	40,715	33,381	31,829
Total public finance	219,696	205,859	160,858	154,787
Structured finance:
U.S. structured finance:
RMBS	1,207	1,338	1,144	1,267
Financial products	464	453	464	453
Subscription finance facilities	65	72	9	7
Other structured finance	101	100	29	36
Total U.S. structured finance	1,837	1,963	1,646	1,763
Non-U.S. structured finance:
RMBS	125	142	93	103
Pooled corporate obligations	251	250	39	38
Subscription finance facilities	246	219	29	22
Other structured finance	97	98	95	95
Total non-U.S. structured finance	719	709	256	258
Total structured finance	2,556	2,672	1,902	2,021
Total par outstanding	$222,252	$208,531	$162,760	$156,808

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Expected Amortization of Net Par Outstanding
As of December 31, 2023

	Public Finance	Structured Finance	Total
	(in millions)
0 to 5 years	$33,474	$1,001	$34,475
5 to 10 years	34,177	595	34,772
10 to 15 years	28,796	288	29,084
15 to 20 years	21,388	15	21,403
20 years and above	43,023	3	43,026
Total net par outstanding	$160,858	$1,902	$162,760

Actual amortization differs from expected maturities because borrowers may have the right to call or prepay certain obligations, terminations and because of management’s assumptions on structured finance amortization. The expected maturities of structured finance obligations are, in general, shorter than the contractual maturities for such obligations.

Components of BIG Net Par Outstanding
As of December 31, 2023

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
	(in millions)
Public finance:
U.S. public finance	$780	$719	$536	$2,035	$127,477
Non-U.S. public finance	1,032	—	—	1,032	33,381
Public finance	1,812	719	536	3,067	160,858
Structured finance:
U.S. RMBS	1	13	551	565	1,144
Other structured finance	—	—	14	14	758
Structured finance	1	13	565	579	1,902
Total	$1,813	$732	$1,101	$3,646	$162,760

Components of BIG Net Par Outstanding
As of December 31, 2022

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
	(in millions)
Public finance:
U.S. public finance	$1,673	$37	$646	$2,356	$122,958
Non-U.S. public finance	881	—	—	881	31,829
Public finance	2,554	37	646	3,237	154,787
Structured finance:
U.S. RMBS	2	13	596	611	1,267
Other structured finance	—	—	16	16	754
Structured finance	2	13	612	627	2,021
Total	$2,556	$50	$1,258	$3,864	$156,808

When the Company insures an obligation, it assigns the obligation to a geographic location or locations based on its view of the geographic location of the risk. The Company seeks to maintain a diversified portfolio of insured obligations designed to spread its risk across a number of geographic areas.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Geographic Distribution of Net Par Outstanding
As of December 31, 2023

	Number of Risks	Net Par Outstanding	Percent of Total Net Par Outstanding
	(dollars in millions)
U.S.:
U.S. public finance
California	1,085	$23,203	14.2%
Texas	1,034	14,641	9.0
New York	744	12,671	7.8
Pennsylvania	516	12,208	7.5
Illinois	454	8,769	5.4
New Jersey	244	6,127	3.8
Florida	182	5,780	3.5
Michigan	211	3,910	2.4
Louisiana	130	3,382	2.1
Alabama	235	2,787	1.7
Other	1,701	33,999	20.9
Total U.S public finance	6,536	127,477	78.3
U.S. structured finance (multiple states)	108	1,646	1.0
Total U.S.	6,644	129,123	79.3
Non-U.S.:
United Kingdom	261	25,711	15.8
Canada	4	1,433	0.9
Spain	8	1,286	0.8
France	6	1,272	0.8
Australia	4	1,083	0.6
Other	32	2,852	1.8
Total non-U.S.	315	33,637	20.7
Total	6,959	$162,760	100.0%

Exposure to Puerto Rico

    The Company had insured exposure to obligations of various authorities and public corporations of the Commonwealth of Puerto Rico aggregating $584 million net par outstanding as of December 31, 2023, down from $737 million as of December 31, 2022. Of that $584 million net par outstanding, $570 million was rated BIG while the remainder was rated AA because it relates to second-to-pay policies on obligations insured by AGC, an affiliate of the Company. As of December 31, 2023, the only remaining outstanding insured Puerto Rico exposure subject to a payment default was the Puerto Rico Electric Power Authority (PREPA). As of December 31, 2023, the Company had approximately $84 million of remaining non-defaulting Puerto Rico exposures related to the Municipal Finance Agency (MFA), which are secured by a lien on local tax revenues and remain current on debt service payments.

On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) was signed into law. PROMESA established a seven-member Financial Oversight and Management Board (the FOMB) with authority to require that balanced budgets and fiscal plans be adopted and implemented by Puerto Rico. Title III of PROMESA provides for a process analogous to a voluntary bankruptcy process under Chapter 9 of the United States Bankruptcy Code.

After over five years of negotiations, a substantial portion of the Company’s Puerto Rico exposure was resolved in 2022 in accordance with two orders entered by the United States District Court of the District of Puerto Rico (Federal District Court of Puerto Rico) related to the Company’s exposure to all insured Puerto Rico credits experiencing payment default in 2022 except PREPA (2022 Puerto Rico Resolutions). As a result of the 2022 Puerto Rico Resolutions, during 2022 the Company’s insurance exposure to Puerto Rico general obligations (GO) bonds, Public Buildings Authority (PBA) bonds and

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
the Puerto Rico Highway and Transportation Authority (PRHTA) bonds was greatly reduced. The Company’s remaining exposure to GO bonds and PBA bonds was paid down and extinguished on July 1, 2022, and August 31, 2023, respectively.

Under the Modified Eighth Amended Title III Joint Plan of Adjustment of the Commonwealth of Puerto Rico, the Employees Retirement System of the Government of the Commonwealth of Puerto Rico, and the Puerto Rico Public Buildings Authority (GO/PBA Plan), the Company received cash, new general obligation bonds (New GO Bonds) and contingent value instruments (CVIs). In connection with the Modified Fifth Amended Title III Plan of Adjustment for the Puerto Rico Highway and Transportation Authority (HTA Plan) and related arrangements, the Company received cash and new bonds backed by toll revenues (Toll Bonds, and together with the New GO Bonds, New Recovery Bonds) from the PRHTA and CVIs from the Commonwealth. Cash, New Recovery Bonds and CVIs received pursuant to the 2022 Puerto Rico Resolutions are collectively referred to as Plan Consideration.

Upon receipt, Plan Consideration was reported in either cash, investments or FG VIEs’ assets as described below.

•Investments and cash. Plan Consideration received in respect of bondholders whose principal of bonds insured by the Company were accelerated and became due and payable under the 2022 Puerto Rico Resolutions, or subsequently matured or extinguished, and the remaining New Recovery Bonds and CVIs were reported as follows: (i) cash, (ii) fixed-maturity, available-for-sale securities (New Recovery Bonds) and (iii) fixed-maturities, trading securities (CVIs). See Note 6, Investments and Cash for the fair value of the New Recovery Bonds and CVIs remaining as of December 31, 2023.

•FG VIEs’ assets. Plan Consideration received in respect of insured bondholders who elected to receive custody receipts that represent an interest in custodial trusts that hold the legacy insurance policy plus Plan Consideration that constitute distributions under the HTA Plan or the GO/PBA Plan were reported in FG VIEs’ assets at the time of the receipt. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of Plan Consideration are insufficient to pay or prepay such amounts. On August 31, 2023, after notice to certain holders of custody receipts representing interests in legacy insured HTA bonds, the Company satisfied its obligations under such legacy insured bonds with respect to $37 million gross par outstanding as of August 31, 2023, and the custodial trusts released to AGM New Recovery Bonds with a fair value totaling $30 million as of August 31, 2023. On December 28, 2023, all remaining Toll Bonds were redeemed for cash. See Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles.

The Company has sold a portion of New Recovery Bonds and CVIs it received and may sell in the future any New Recovery Bonds or CVIs it continues to hold. The fair value of any New Recovery Bonds and CVIs that the Company retains will fluctuate from their date of acquisition. Any gains or losses on sales of New Recovery Bonds and CVIs in the investment portfolio are reported as realized gains and losses on investments and fair value gains (losses) on trading securities, respectively, rather than loss and loss adjustment expense (LAE).

The CVIs are intended to provide creditors with additional recoveries tied to the outperformance of the Puerto Rico 5.5% Sales and Use Tax receipts against May 2020 certified fiscal plan projections, subject to annual and lifetime caps. As of December 31, 2023, all of the CVIs are reported in fixed-maturity securities, trading.

The Company is continuing its efforts to resolve the one remaining Puerto Rico insured exposure that is in payment default, PREPA. Economic, political and legal developments, including inflation and increases in the cost of petroleum products, may impact any resolution of the Company’s PREPA insured exposure and the value of any remaining consideration received in connection with the 2022 Puerto Rico Resolutions or any future resolutions of the Company’s PREPA insured exposures. The impact of developments relating to Puerto Rico during any quarter or year could be material to the Company’s results of operations and shareholders’ equity.

Puerto Rico Par and Debt Service Schedules

    All Puerto Rico exposures are internally rated BIG, except PRHTA (Transportation revenue) second-to-pay policies on affiliate exposures which are rated AA based on the obligation of the Company’s affiliate to pay under its insurance policy if the obligor fails to pay. The following tables show the Company’s insured exposure to various authorities and public corporations of the Commonwealth of Puerto Rico.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Puerto Rico
Gross Par and Gross Debt Service Outstanding

	Gross Par Outstanding		Gross Debt Service Outstanding
	As of December 31,		As of December 31,
	2023	2022	2023	2022
	(in millions)
Exposure to Puerto Rico	$752	$946	$946	$1,205

Puerto Rico
Net Par Outstanding

	As of December 31,
	2023	2022
	(in millions)
Defaulted Puerto Rico Exposures
PREPA	$377	$446
Total Defaulted	377	446
Resolved Puerto Rico Exposures (1)
PRHTA (Transportation revenue)	—	7
PRHTA (Transportation revenue) (Second-to-pay policies on affiliate exposure)	14	42
PRHTA (Transportation revenue) total	14	49
PRHTA (Highway revenue)	109	140
PBA (Second-to-pay policies on affiliate exposure)	—	1
Total Resolved	123	190
Other Puerto Rico Exposures (2)
MFA	84	101
Total Other	84	101
Total net exposure to Puerto Rico	$584	$737
_____________________
(1)    Resolved pursuant to the 2022 Puerto Rico Resolutions. In January 2024, $91 million of the remaining PRHTA net par was paid down. The remaining liabilities are payable in full by AGM or AGC under their financial guaranty policy and are no longer dependent on the credit of PRHTA.
(2)    All debt service on this insured exposure has been paid to date without any insurance claim being made on the Company.

The following table shows the scheduled amortization of the insured various obligations of its related authorities and public corporations of Puerto Rico rated BIG by the Company. The Company guarantees payment of interest and principal when those amounts are scheduled to be paid and cannot be required to pay on an accelerated basis, although in certain circumstances it may elect to do so. In the event that obligors default on their obligations, the Company would only be required to pay the shortfall between the debt service due in any given period and the amount paid by the obligors.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Amortization Schedule of Puerto Rico
BIG Net Par Outstanding and Net Debt Service Outstanding
As of December 31, 2023

	Scheduled BIG Net Par Amortization	Scheduled BIG Net Debt Service Amortization
	(in millions)
2024 (January 1 - March 31)	$—	$12
2024 (April 1 - June 30)	—	2
2024 (July 1 - September 30)	79	91
2024 (October 1 - December 31)	—	2
Subtotal 2024	79	107
2025	66	88
2026	84	104
2027	70	87
2028	39	52
2029-2033	160	201
2034-2036	72	79
Total	$570	$718

PREPA

As of December 31, 2023, the Company had $377 million insured net par outstanding of PREPA obligations. The Company believes that the PREPA bonds are secured by a lien on the revenues of the electric system.

On April 8, 2022, Judge Laura Taylor Swain of the Federal District Court of Puerto Rico issued an order appointing as members of a PREPA mediation team U.S. Bankruptcy Judges Shelley Chapman (lead mediator), Robert Drain and Brendan Shannon. Judge Swain also entered a separate order establishing the terms and conditions of mediation, including that the mediation would terminate on June 1, 2022. Judge Swain has since extended the term of such mediation several times, most recently on April 2, 2024 extending the term to September 30, 2024. The FOMB filed an initial plan of adjustment and disclosure statement for PREPA with the Federal District Court of Puerto Rico on December 16, 2022.

On March 22, 2023, the Federal District Court of Puerto Rico held that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond trustee had control but did not have a lien in future revenues until deposited in those funds. The Federal District Court of Puerto Rico also held, however, that PREPA bondholders do have recourse under the PREPA trust agreement in the form of an unsecured net revenue claim. At that time, the Federal District Court of Puerto Rico declined to value the unsecured net revenue claim or the method for its determination. The ultimate value of the claim, according to the Federal District Court of Puerto Rico, should be determined through a claim estimation proceeding.

On June 6-8, 2023, the Federal District Court of Puerto Rico held a claim estimation proceeding and, on June 26, 2023, issued an opinion and order estimating the unsecured net revenue claim to be $2.4 billion as of July 3, 2017. This estimate included a determination that PREPA’s discounted cash flows, using the FOMB’s base-case incremental net revenues over a 100-year collection period and a discount rate of 7%, would be $3.0 billion, and should be reduced by an additional 20% for collection risk. PREPA bondholders had sought an unsecured net revenue claim of approximately $8.5 billion.

On November 17, 2023, the Federal District Court of Puerto Rico approved the supplemental disclosure statement (Supplemental Disclosure Statement) supporting the PREPA plan of adjustment filed by the FOMB (as amended or modified from time to time). On December 29, 2023, FOMB filed with the Federal District Court of Puerto Rico its most recent plan of adjustment for PREPA, the Fourth Amended Title III Plan of Adjustment (FOMB PREPA Plan). The Supplemental Disclosure Statement and the FOMB PREPA Plan are based on the last revised PREPA fiscal plan certified by the FOMB on June 23, 2023 (2023 PREPA Fiscal Plan).

On November 28, 2023, the Federal District Court of Puerto Rico finally adjudicated all claims and counterclaims in the PREPA lien challenge adversary proceeding. On November 30, 2023, the Company filed a notice of appeal with the United States Court of Appeals for the First Circuit (First Circuit) for portions of the March 22, 2023 decision, including the lien scope

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
ruling and the need for a claim estimation proceeding, as well as the June 26, 2023 claim estimation ruling. On January 29, 2024, the First Circuit heard oral arguments for the Company’s appeals.

The FOMB PREPA Plan would split bondholders into two groups: one that would settle litigation regarding whether creditor repayment is limited to existing accounts, and another group that would continue litigating whether bondholders are secured by PREPA’s current and future revenue collections. The FOMB PREPA Plan also would further split settling bondholders into two sub-groups: one consisting of certain original settling bondholders that would receive an enhanced recovery (compared to non-settling bondholders) plus other supporting creditor payments, while the second settling sub-group would receive only the enhanced recovery. The FOMB asserts that, other than for pension claims, PREPA’s debt capacity is $2.5 billion, of which approximately $1.4 billion is allocated to settling creditors. The remaining $1.1 billion is allocated to (i) non-settling bondholders, and (ii) general unsecured creditors . The most recent revised FOMB PREPA Plan provides for reduced payments to bondholders since lower projected PREPA revenues are included in the 2023 PREPA Fiscal Plan than had been previously anticipated. The FOMB PREPA Plan estimates that non-settling bondholders will receive a recovery of 12.5% of their allowed unsecured net revenue claim. The Company is opposed to the FOMB PREPA Plan and has joined with a group of non-settling bondholders that continue to litigate whether creditor repayments will include future revenue collections.

The confirmation hearing for the FOMB PREPA Plan occurred in March 2024. At the end of the hearing, Judge Swain stated that she was taking the matter under advisement and gave no indication of timing for an opinion or order.

PRHTA

As of December 31, 2023, the Company had $123 million of insured net par outstanding of legacy PRHTA bonds: $14 million insured net par outstanding of second-to-pay PRHTA (transportation revenue) bonds and $109 million insured net par outstanding of PRHTA (highway revenue) bonds. This net par outstanding primarily represents the Company’s exposure in respect of legacy insured PRHTA bondholders who elected to receive custody receipts that represent an interest in the legacy insurance policy plus Plan Consideration.

In the fourth quarter of 2023, all of the Toll Bonds in the trusts established as part of the 2022 Puerto Rico Resolutions (Puerto Rico Trusts) were called, resulting in cash proceeds of $93 million. Such cash proceeds comprise the vast majority of the assets in the Puerto Rico Trusts as of December 31, 2023. In January 2024, such proceeds were used to pay down a portion of the liabilities of the Puerto Rico Trusts. The remaining liabilities of the Puerto Rico Trusts are payable in full by AGM or AGC under their financial guaranty policy and are no longer dependent on the credit of PRHTA.

Puerto Rico Litigation

    Currently, there are numerous legal actions relating to the default by the Commonwealth and certain of its instrumentalities on debt service payments, and related matters, and the Company is a party to a number of them. The Company has taken legal action, and may take additional legal action in the future, to enforce its rights with respect to the remaining Puerto Rico obligations it still insures. In addition, the Commonwealth, the FOMB and others have taken legal action naming the Company as party.

Certain legal actions involving the Company and relating to the Commonwealth, PRCCDA, Puerto Rico Infrastructure Authority or PRHTA, were resolved on March 15, 2022, and all remaining legal actions involving the Company and relating to PRHTA were resolved on December 6, 2022, in connection with the consummation of the 2022 Puerto Rico Resolutions. There remains one active proceeding related to PREPA, while there are a number of unresolved proceedings involving the Company and relating to the default by the Commonwealth or its instrumentalities that remain stayed pending the Federal District Court of Puerto Rico’s determination on the PREPA plan of adjustment.

The remaining active proceeding was initiated by the FOMB in the Federal District Court of Puerto Rico on July 1, 2019 against U.S. Bank National Association, as trustee for PREPA’s bonds, objecting to and challenging the validity, enforceability, and extent of prepetition security interests securing those bonds and seeking other relief. On September 30, 2022, the FOMB filed an amended complaint against the trustee (i) objecting to and challenging the validity, enforceability, and extent of prepetition security interests securing PREPA’s bonds and (ii) arguing that PREPA bondholders’ recourse was limited to certain deposit accounts held by the trustee. On October 7, 2022, the court approved a stipulation permitting AGM and AGC to intervene as defendants. Summary judgment motions were filed by plaintiffs and defendants on October 24, 2022. On March 22, 2023, the Federal District Court of Puerto Rico granted in part and denied in part each party’s cross-motions for summary judgment. The Federal District Court of Puerto Rico found that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
trustee had control. The Federal District Court of Puerto Rico also held that the PREPA bondholders do have recourse under the trust agreement in the form of an unsecured net revenue claim. In a June 26, 2023 opinion, the court estimated the PREPA bondholders’ allowed unsecured net revenue claim to be $2.4 billion, which the court calculated by largely adopting the conclusions in the FOMB’s expert report. On May 3, 2023, the court denied PREPA bondholders’ request to certify their interlocutory appeal of the finding that the PREPA bondholders had perfected liens only in revenues that had been deposited in the sinking fund established under the PREPA trust agreement and related funds over which the bond trustee had control. On May 15, 2023, the FOMB filed its motion to dismiss the Trustee’s and bondholders’ counterclaims, which was granted by the court on November 28, 2023. AGM and AGC filed a notice of appeal on November 30, 2023. On January 29, 2024, the First Circuit heard oral arguments for the Company’s appeals.

The unresolved proceedings initiated in the Federal District Court of Puerto Rico involving the Company and relating to the default by the Commonwealth or its instrumentalities that remain stayed pending the Federal District Court of Puerto Rico’s determination on the PREPA plan of adjustment are:

•AGM and AGC motion to compel the FOMB to certify the PREPA restructuring support agreement executed in May 2019 (PREPA RSA) for implementation under Title VI of PROMESA.

•AGM and AGC motion to dismiss PREPA’s Title III Bankruptcy proceeding or, in the alternative, to lift the PROMESA automatic stay to allow for the appointment of a receiver.

•Adversary complaint by certain fuel line lenders of PREPA against AGM and AGC, among other parties, including various PREPA bondholders and bond insurers, seeking, among other things, declarations that there is no valid lien securing the PREPA bonds unless and until such lenders are paid in full, as well as orders subordinating the PREPA bondholders’ lien and claims to such lenders’ claims, and declaring the PREPA RSA null and void.

•AGM and AGC motion to intervene in lawsuit by the retirement system for PREPA employees against, among others, the FOMB, PREPA, the Commonwealth, and the trustee for PREPA bondholders seeking, among other things, declarations that there is no valid lien securing the PREPA bonds other than on amounts in the sinking funds, and order subordinating the PREPA bondholders’ lien and claim to the PREPA employees’ claims.

3.    Expected Loss to be Paid (Recovered)

Accounting Policy

    Net expected loss to be paid (recovered) is equal to the present value of expected future cash outflows for loss and LAE payments, net of: (i) inflows for expected salvage, subrogation and other recoveries; (ii) excess spread on underlying collateral, as applicable, and (iii) amounts ceded to reinsurers. Cash flows are discounted at current risk-free rates. The Company updates the discount rates each quarter and reflects the effect of such changes in economic loss development.

    Expected cash outflows and inflows are probability weighted cash flows that reflect management’s assumptions about the likelihood of all possible outcomes based on all information available to the Company. Those assumptions consider the relevant facts and circumstances and are consistent with the information tracked and monitored through the Company’s surveillance and risk management functions. Expected loss to be paid (recovered) is important in that it represents the present value of amounts that the Company expects to pay or recover in future periods for all contracts.

Insured obligations with expected losses that were purchased by the Company are referred to as Loss Mitigation Securities and are recorded in the investment portfolio at fair value, excluding the value of the Company’s insurance. Concurrently, the Company reduces any related expected loss to be paid (recovered). For Loss Mitigation Securities, the difference between the purchase price of the insured obligation and the fair value excluding the value of the Company’s insurance (on the date of acquisition) is treated as a paid loss. See Note 6, Investments and Cash, and Note 8, Fair Value Measurement.

Similarly, in cases where issuers of insured obligations elected (or where an issuer and the Company negotiated) to deliver the underlying collateral, insured obligation, or a new security to the Company, expected loss to be paid (recovered) is reduced and the asset received is prospectively accounted for under the applicable guidance for that instrument.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Economic loss development represents the change in net expected loss to be paid (recovered) attributable to the effects of changes in the economic performance of insured transactions, changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts.

    In order to effectively evaluate and manage the economics and liquidity of the entire insured portfolio, management assigns ratings and calculates expected loss to be paid (recovered), on contract-by-contract basis, in the same manner for all its exposures regardless of form or differing accounting models. The exposure reported in Note 2, Outstanding Exposure, includes policies accounted for under various accounting models depending on the characteristics of the contract and the Company’s control rights. The three models are: (1) insurance, as described in Note 4, Contracts Accounted for as Insurance, (2) derivatives, as described in Note 8, Fair Value Measurement, and (3) FG VIE consolidation, as described in Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. The Company has paid and expects to pay future losses and/or recover past losses on policies which fall under each of these accounting models. This note provides information regarding expected claim payments to be made and/or recovered under all contracts in the insured portfolio. There was no expected loss to be paid (recovered) for credit derivative contracts as of December 31, 2023 and 2022.

Loss Estimation Process

    The Company’s loss reserve committees estimate expected loss to be paid (recovered) for all contracts by reviewing analyses that consider various scenarios with corresponding probabilities assigned to them. Depending upon the characteristics of the risk, the Company’s view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments, sector-driven loss severity assumptions and/or judgmental assessments. The Company monitors the performance of its transactions with expected losses and each quarter the Company’s loss reserve committees review and refresh their loss projection assumptions, scenarios and the probabilities they assign to those scenarios based on developments during the period and their view of future performance.

    The financial guaranties issued by the Company insure the credit performance of the guaranteed obligations over an extended period of time, in some cases over 30 years, and in most circumstances the Company has no right to cancel such financial guaranties. As a result, the Company’s estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction. Credit performance can be affected by economic, fiscal and financial market developments over the life of most contracts.

    The Company does not use traditional actuarial approaches to determine its estimates of expected losses. The determination of expected loss to be paid (recovered) is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency and severity of loss, economic projections, governmental actions, legal developments, negotiations, recovery rates, delinquency and prepayment rates, timing of cash flows, and other factors that affect credit performance. These estimates, assumptions and judgments, and the factors on which they are based, may change materially over a reporting period, and have a material effect on the Company’s financial statements. Each quarter, the Company may revise its scenarios and update its assumptions, including the probability weightings of its scenarios, based on public as well as nonpublic information obtained through its surveillance and loss mitigation activities.

    Changes over a reporting period in the Company’s loss estimates for public finance obligations supported by specified revenue streams, such as revenue bonds issued by toll road authorities, municipal utilities or airport authorities, generally will be influenced by factors impacting their revenue levels, such as changes in demand; changing demographics; and other economic factors, especially if the obligations do not benefit from financial support from other tax revenues or governmental authorities. Changes over a reporting period in the Company’s loss estimates for its tax-supported and general obligation public finance transactions generally will be influenced by factors impacting the public issuer’s ability and willingness to pay, such as changes in the economy and population of the relevant area; changes in the issuer’s ability or willingness to raise taxes, decrease spending or receive federal assistance; new legislation; rating agency actions that affect the issuer’s ability to refinance maturing obligations or issue new debt at a reasonable cost; changes in the priority or amount of pensions and other obligations owed to workers; developments in restructuring or settlement negotiations; and other political and economic factors. Changes in loss estimates may also be affected by the Company’s loss mitigation efforts and other variables.

Changes in the Company’s loss estimates for structured finance transactions generally will be influenced by factors impacting the performance of the assets supporting those transactions. For example, changes over a reporting period in the Company’s loss estimates for its RMBS transactions may be influenced by factors such as the level and timing of loan defaults experienced, changes in housing prices, results from the Company’s loss mitigation activities; and other variables.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Net economic loss development (benefit) over a reporting period may be attributable to a number of interrelated factors such as changes in discount rates, improvement or deterioration of transaction performance, changes in charge-offs, loss mitigation activity, changes to projected default curves, changes in severity rates, and outcome of disputed issues. Actual losses will ultimately depend on future events, transaction performance or other factors that are difficult to predict. As a result, the Company’s current projections of certain losses may be subject to considerable uncertainty and may not reflect the Company’s ultimate claims paid.

    In some instances, the terms of the Company’s policy or the terms of certain workout orders and resolutions give it the option to pay principal losses that have been recognized in the transaction but which it is not yet required to pay, thereby reducing the amount of guaranteed interest due in the future. The Company has sometimes exercised this option, which results in an acceleration of cash outflows but reduces overall losses paid.

Net Expected Loss to be Paid (Recovered) and Net Economic Loss Development (Benefit)
by Accounting Model

	Net Expected Loss to be Paid (Recovered)		Net Economic Loss Development (Benefit)
	As of December 31,		Year Ended December 31,
Accounting Model	2023	2022	2023	2022
	(in millions)
Insurance (see Notes 4 and 5)	$65	$22	$108	$(3)
FG VIEs (see Note 7) (1)	56	84	(4)	(14)
Total	$121	$106	$104	$(17)
____________________
(1)    The net expected loss to be paid for FG VIEs primarily relates to Puerto Rico Trusts that were consolidated.

The following tables present a roll forward of net expected loss to be paid (recovered) for all contracts, which are accounted for under one of the following accounting models: insurance, derivative and FG VIE. The Company used risk-free rates for U.S. dollar denominated obligations that ranged from 3.79% to 5.40% with a weighted average of 4.15% as of December 31, 2023 and 3.82% to 4.69% with a weighted average of 4.14% as of December 31, 2022. Expected losses to be paid were $103 million and $18 million for U.S. dollar denominated transactions and non-U.S. dollar denominated transactions, respectively, as of December 31, 2023. Expected losses to be paid were $99 million and $7 million for U.S. dollar denominated transactions and non-U.S. dollar denominated transactions, respectively, as of December 31, 2022. The Company used risk-free rates for non-U.S. dollar denominated obligations that ranged from 1.90% to 5.21% with a weighted average of 3.32% as of December 31, 2023 and 1.76% to 4.00% with a weighted average of 3.47% as of December 31, 2022.

Net Expected Loss to be Paid (Recovered)
Roll Forward

	Year Ended December 31,
	2023	2022
	(in millions)
Net expected loss to be paid (recovered), beginning of period	$106	$48
Economic loss development (benefit) due to:
Accretion of discount	4	3
Changes in discount rates	1	(25)
Changes in timing and assumptions	99	5
Total economic loss development (benefit)	104	(17)
Net (paid) recovered losses (1)	(89)	75
Net expected loss to be paid (recovered), end of period	$121	$106
____________________
(1)     Net (paid) recovered losses in 2023 include extinguishment of certain PRHTA insured exposure. Net (paid) recovered losses in 2022 include the net amounts received pursuant to the 2022 Puerto Rico Resolutions, as described in Note 2, Outstanding Exposure.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Net Expected Loss to be Paid (Recovered)
Roll Forward by Sector

	Year Ended December 31, 2023
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2022	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2023
	(in millions)
Public finance:
U.S. public finance	$87	$144	$(119)	$112
Non-U.S. public finance	7	11	—	18
Public finance	94	155	(119)	130
Structured finance:
U.S. RMBS	7	(51)	31	(13)
Other structured finance	5	—	(1)	4
Structured finance	12	(51)	30	(9)
Total	$106	$104	$(89)	$121

	Year Ended December 31, 2022
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Net Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of December 31, 2022
	(in millions)
Public finance:
U.S. public finance	$(47)	$76	$58	$87
Non-U.S. public finance	9	(1)	(1)	7
Public finance	(38)	75	57	94
Structured finance:
U.S. RMBS	81	(91)	17	7
Other structured finance	5	(1)	1	5
Structured finance	86	(92)	18	12
Total	$48	$(17)	$75	$106
____________________
(1)     Net of ceded paid losses, whether or not such amounts have been settled with reinsurers. Ceded paid losses are typically settled 45 days after the end of the reporting period. Such amounts are recorded as reinsurance recoverable on paid losses in “other assets.”

    The tables above include: (a) net LAE paid of $12 million and $11 million for the years ended December 31, 2023 and 2022, respectively; and (b) net expected LAE to be paid of $12 million and $6 million as of December 31, 2023 and December 31, 2022.

Public Finance

The largest component of public finance net expected losses to be paid (recovered) and net economic loss development (benefit) are U.S. exposures, including Puerto Rico exposures, which are discussed in Note 2, Outstanding Exposure.

U.S. RMBS Loss Projections

The Company projects losses on its insured U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (i.e., payment priorities and tranching) of the RMBS and any expected representation and warranty recoveries/payables to the projected performance of the collateral over time. The resulting projected claim payments or reimbursements are then discounted using risk-free rates.

The further behind mortgage borrowers fall in making payments, the more likely it is that they will default. The rate at

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
which borrowers from a particular delinquency category (number of monthly payments behind) eventually default is referred to as the “liquidation rate.” The Company derives its liquidation rate assumptions from observed roll rates, which are the rates at which loans progress from one delinquency category to the next and eventually to default and liquidation. The Company applies liquidation rates to the mortgage loan collateral in each delinquency category and makes certain timing assumptions to project near-term mortgage collateral defaults from loans that are currently delinquent.

Mortgage borrowers that are not behind on payments and have not fallen two or more payments behind in the last two years (generally considered performing borrowers) have demonstrated an ability and willingness to pay through challenging economic periods, and as a result are viewed as less likely to default than delinquent borrowers or those that have experienced delinquency recently. Performing borrowers that eventually default will also need to progress through delinquency categories before any defaults occur. The Company projects how many of the currently performing loans will default and when they will default, by first converting the projected near term defaults of delinquent borrowers derived from liquidation rates into a vector of conditional default rates (CDR), then projecting how the CDR will develop over time. Loans that are defaulted pursuant to the CDR after the near-term liquidation of currently delinquent loans represent defaults of currently performing loans and projected re-performing loans. The CDR is the outstanding principal amount of defaulted loans liquidated in the current month divided by the remaining outstanding amount of the whole pool of loans (collateral pool balance). The collateral pool balance decreases over time as a result of scheduled principal payments, partial and whole principal prepayments, and defaults.

In order to derive collateral pool losses from the collateral pool defaults it has projected, the Company applies a loss severity. The loss severity is the amount of loss the transaction experiences on a defaulted loan after the application of net proceeds from the disposal of the underlying property. The Company projects loss severities by sector and vintage based on its experience to date. The Company continues to update its evaluation of these loss severities as new information becomes available.

The Company projects the overall future cash flow from a collateral pool by adjusting the payment stream from the principal and interest contractually due on the underlying mortgages for the collateral losses it projects as described above; assumed voluntary prepayments; and servicer advances. The Company then applies an individual model of the structure of the transaction to the projected future cash flow from that transaction’s collateral pool to project the Company’s future claims and claim reimbursements for that individual transaction. Finally, the projected claims and reimbursements are discounted using risk-free rates. The Company runs several sets of assumptions regarding mortgage collateral performance, or scenarios, and probability weights them.

Each period the Company reviews the assumptions it uses to make RMBS loss projections with consideration of updates on the performance of its insured transactions (including early-stage delinquencies, late-stage delinquencies and loss severity) as well as the residential property market and economy in general. To the extent it observes changes, it makes a judgment as to whether those changes are normal fluctuations or part of a more prolonged trend. The assumptions that the Company uses to project RMBS losses are shown in the sections below.

Net Economic Loss Development (Benefit)
U.S. RMBS

	Year Ended December 31,
	2023	2022
	(in millions)
First lien U.S. RMBS	$(7)	$(24)
Second lien U.S. RMBS.	(44)	(67)

First Lien U.S. RMBS Loss Projections: Alt-A, Prime, Option ARM and Subprime

    The majority of projected losses in first lien U.S. RMBS transactions are expected to come from non-performing mortgage loans (those that are or have recently been two or more payments behind, have been modified, are in foreclosure, or have been foreclosed upon). Changes in the amount of non-performing loans from the amount projected in the previous period are one of the primary drivers of loss projections in this portfolio. In order to project the number of defaults arising from these delinquent and foreclosed loans, the Company applies a liquidation rate assumption to loans in each of various non-performing categories. The Company arrived at its liquidation rates based on data purchased from a third-party provider and assumptions about how delays in the foreclosure process and loan modifications may ultimately affect the rate at which loans are liquidated. Each quarter the Company reviews recent data and (if necessary) adjusts its liquidation rates based on its observations. The following table shows liquidation assumptions for various non-performing and re-performing categories.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
First Lien U.S. RMBS Liquidation Rates

	As of December 31, 2023			As of December 31, 2022
	Range			Range
Current but recently delinquent	20%			20%
30 - 59 Days Delinquent	30%	–	35%	30%	–	35%
60 - 89 Days Delinquent	40%	–	45%	40%	–	45%
90 + Days Delinquent	45%	–	60%	45%	–	60%
Bankruptcy	40%	–	50%	40%	–	50%
Foreclosure	55%	–	65%	55%	–	65%
Real Estate Owned	100%			100%

While the Company uses the liquidation rates above to project defaults of non-performing loans (including current loans that were recently modified or delinquent), it projects defaults on presently current loans by applying a CDR curve. The start of that CDR curve is based on the defaults the Company projects will emerge from currently nonperforming, recently nonperforming and modified loans. The total amount of expected defaults from the non-performing loans is translated into a constant CDR (i.e., the CDR plateau), which, if applied for each of the next 36 months results in the projection of the defaults that are expected to emerge from the various delinquency categories. The CDR thus calculated individually on the delinquent collateral pool for each RMBS is then used as the starting point for the CDR curve used to project defaults of the presently performing loans.

In the most heavily weighted scenario (the base scenario), after the 36-month CDR plateau period, each transaction’s CDR is projected to improve over 12 months to a final CDR of 5% of the CDR plateau. In the base scenario, the Company assumes the final CDR will be reached one year after the 36-month CDR plateau period. Under the Company’s methodology, defaults projected to occur in the first 36 months represent defaults that can be attributed to loans that were recently modified or delinquent, or that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected CDR trend after the first 36-month period represent defaults attributable to borrowers that are currently performing or are projected to re-perform.

Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. The Company assumes in the base scenario that recent (still historically elevated) loss severities will improve after loans with accumulated delinquencies and foreclosure cost are liquidated. The Company is assuming in the base scenario that the recent levels generally will continue for another 18 months. The Company determines its initial loss severity based on actual recent experience. Each quarter the Company reviews available data and (if necessary) adjusts its severities based on its observations. The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning after the initial 18-month period, declining to 40% in the base scenario over 2.5 years.

The following table shows the range as well as the average, weighted by outstanding net insured par, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 first lien U.S. RMBS.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Key Assumptions in Base Scenario Expected Loss Estimates
First Lien U.S. RMBS

	As of December 31, 2023		As of December 31, 2022
	Range	Weighted Average	Range	Weighted Average
Alt-A and Prime:
CDR plateau	2.7% - 9.0%	4.1%	2.5% - 11.5%	5.4%
Final CDR	0.1% - 0.4%	0.2%	0.1% - 0.6%	0.3%
Initial loss severity	50%		50%
Option ARM:
CDR plateau	2.4% - 5.1%	3.4%	2.3% - 5.4%	4.0%
Final CDR	0.1% - 0.3%	0.2%	0.1% - 0.3%	0.2%
Initial loss severity	50%		50%
Subprime:
CDR plateau	3.3% - 6.1%	4.6%	4.1% - 7.7%	5.9%
Final CDR	0.2% - 0.3%	0.2%	0.2% - 0.4%	0.3%
Initial loss severity	50%		50%

The rate at which the principal amount of loans is voluntarily prepaid may impact both the amount of losses projected (since that amount is a function of the CDR, the loss severity and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the voluntary conditional prepayment rate (CPR) follows a pattern similar to that of the CDR. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually increasing over 12 months to the final CPR, which is assumed to be 15% in the base scenario. For transactions where the initial CPR is higher than the final CPR, the initial CPR is held constant and the final CPR is not used. These CPR assumptions are the same as those the Company used for December 31, 2022.

The Company incorporates a recovery assumption into its reserving model to reflect observed trends in recoveries of deferred principal balances of modified first lien loans that had been previously written off. For transactions where the Company has detailed loan information, the Company assumes, in the base scenario, that 30% of the deferred loan balances will eventually be recovered upon sale of the collateral or refinancing of the loans. In the first quarter of 2023, in light of volatility in interest rates, the mortgage market and home prices, the Company began incorporating higher (a 50% recovery rate) and lower (a 10% recovery rate) levels into the least and most stressful scenarios, which widened the range of possible outcomes but had a minimal effect on the weighted average recovery, which at the time was 20%. Additionally, in the third quarter of 2023, due to home prices reaching all time highs, the Company increased its scenario based recovery assumptions such that the weighted average recovery percentage increased from 20% to approximately 30%. The effect of these updated assumptions on expected losses was a benefit of $4 million in 2023.

In estimating expected losses, the Company modeled and probability weighted sensitivities for first lien U.S. RMBS transactions by varying its assumptions of how fast a recovery is expected to occur. One of the variables used to model sensitivities was how quickly the CDR returned to its modeled equilibrium, which was defined as 5% of the CDR plateau. The Company also stressed CPR and the speed of recovery of loss severity rates. The Company probability weighted a total of five scenarios as of December 31, 2023 and December 31, 2022.

Certain transactions benefit from excess spread when they are supported by large portions of fixed rate assets (either originally fixed or modified to be fixed) but have insured floating rate debt linked to the Secured Overnight Finance Rate (SOFR). An increase in projected SOFR decreases excess spread, while lower SOFR projections result in higher excess spread.

The Company used a similar approach to establish its scenarios as of December 31, 2023 as it used as of December 31, 2022, increasing and decreasing the periods of stress from those used in the base scenario, except as described above with regards to the increase in deferred principal recoveries. In the Company’s most stressful scenario, where 10% of deferred principal balances are assumed to be recovered, loss severities were assumed to rise and then recover over nine years and the initial ramp-down of the CDR was assumed to occur over 16 months, expected loss to be paid would increase from current projections by approximately $19 million for all first lien U.S. RMBS transactions. In the Company’s least stressful scenario where 50% of deferred principal balances are assumed to be recovered the CDR plateau was six months shorter (30 months, effectively assuming that liquidation rates would improve) and the CDR recovery was more pronounced (including an initial

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
ramp-down of the CDR over eight months), expected loss to be paid would decrease from current projections by approximately $15 million for all first lien U.S. RMBS transactions.

Second Lien U.S. RMBS Loss Projections

Second lien U.S. RMBS transactions include both home equity lines of credit (HELOC) and closed end second lien mortgages. The Company believes the primary variable affecting its expected losses in second lien RMBS transactions is the amount and timing of future losses or recoveries in the collateral pool supporting the transactions (including recoveries from previously charged-off loans). Expected losses are also a function of the structure of the transaction, the prepayment speeds of the collateral, the interest rate environment, and assumptions about loss severity.

The Company estimates the amount of loans that will default over the next several years by first calculating expected liquidation rates for delinquent loans, and applying liquidation rates to currently delinquent loans in order to arrive at an expected dollar amount of defaults from currently delinquent collateral (plateau period defaults).

Similar to the methodology applied to first lien U.S. RMBS transactions, the Company then calculates a CDR that will cause the targeted amount of liquidations to occur during the plateau period.

For the base scenario, the CDR plateau is held constant for 36 months. Once the plateau period ends, the CDR is assumed to trend down in uniform increments for one year to its final long-term steady state CDR (5% of original plateau).

HELOC loans generally permitted the borrower to pay only interest for an initial period (often ten years) and, after that period, require the borrower to make both the monthly interest payment and a monthly principal payment. This causes the borrower's total monthly payment to increase, sometimes substantially, at the end of the initial interest-only period. A substantial number of loans in the Company’s insured transactions had been modified to extend the interest-only period to 15 years. The majority of the modified loans had reset to fully amortizing by the end of 2022, and most of the remaining loans will reset over the next several years.

    The Company has observed the performance of the modified loans that have finally reset to full amortization (which represent the majority of extended loans), and noted low levels of delinquency, even with substantial increases in monthly payments. This observed performance lowers the level of uncertainty regarding this modified cohort as the remainder continue to reset.

When a second lien loan defaults, there is generally a low recovery. The Company assumed, as of December 31, 2023 and December 31, 2022, that it will generally recover 2% of future defaulting collateral at the time of charge-off, with additional amounts of post charge-off recoveries projected to come in over time. A second lien on the borrower’s home may be retained in the Company’s second lien transactions after the loan is charged off and the loss applied to the transaction, particularly in cases where the holder of the first lien has not foreclosed. If the second lien is retained and the value of the home increases, the servicer may be able to use the second lien to increase recoveries, either by arranging for the borrower to resume payments or by realizing value upon the sale of the underlying real estate. The Company evaluates its assumptions quarterly based on actual recoveries of charged-off loans observed from period to period and reasonable expectations of future recoveries. In instances where the Company is able to obtain information on the lien status of charged-off loans, it assumes there will be a certain level of future recoveries of the balance of the charged-off loans where the second lien is still intact. The Company’s base scenario recovery assumption for charged-off loans is 40% (up from 30% in December 31, 2022), as shown in the table below, based on observed trends and reasonable expectations of future recoveries. Such recoveries are assumed to be received evenly over the next five years. In the first quarter of 2023, in light of volatility in interest rates, the mortgage market and home prices, as with the first lien deferred principal balances detailed earlier, the Company also expanded the range of potential recoveries as a percentage of charged off loan balances. In the third quarter of 2023, this range was further expanded to represent a potential for greater future recoveries due to home prices reaching new record highs. The assumptions as of December 31, 2023 ranged from a 10% recovery of charged-off loan balances in the most stressful scenario to an 80% recovery in the least stressful scenario. The effect of these updated assumptions on expected loss to be paid (recovered) was a benefit of $21 million in 2023.
The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected as well as the amount of excess spread. In the base scenario, an average CPR (based on experience of the past year) is assumed to continue until the end of the plateau before gradually increasing to the final CPR over the same period the CDR decreases. The final CPR is assumed to be 15% for second lien U.S. RMBS transactions (in the base scenario), which is lower than the historical average but reflects the Company’s continued uncertainty about the projected performance of the borrowers in these

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
transactions. For transactions where the initial CPR is higher than the final CPR, the initial CPR is held constant and the final CPR is not used. This pattern is consistent with how the Company modeled the CPR as of December 31, 2022. To the extent that prepayments differ from projected levels the Company’s projected excess spread and losses could materially change.

In estimating expected losses, the Company modeled and probability weighted five scenarios, each with a different CDR curve applicable to the period preceding the return to the long-term steady state CDR. The Company believes that the level of the elevated CDR and the length of time it will persist and the ultimate prepayment rate are the primary drivers of the amount of losses the collateral will likely suffer.

The following table shows the range as well as the average, weighted by net par outstanding, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 HELOCs.

Key Assumptions in Base Scenario Expected Loss Estimates
HELOCs

	As of December 31, 2023		As of December 31, 2022
	Range	Weighted Average	Range	Weighted Average
CDR plateau	0.8% - 2.8%	2.5%	0.4% - 4.4%	3.4%
Final CDR trended down to	0.0% - 0.1%	0.1%	0.0% - 0.2%	0.2%
Liquidation rates:
Current but recently delinquent	20%		20%
30 - 59 Days Delinquent	30		30
60 - 89 Days Delinquent	40		40
90+ Days Delinquent	60		60
Bankruptcy	55		55
Foreclosure	55		55
Real Estate Owned	100		100
Loss severity on future defaults	98%		98%
Projected future recoveries on previously charged-off loans	40%		30%

The Company continues to evaluate the assumptions affecting its modeling results. The Company believes the most important driver of its projected second lien U.S. RMBS losses is the performance of its HELOC transactions.

The Company modeled scenarios with a longer period of elevated defaults and others with a shorter period of elevated defaults. In the Company’s most stressful scenario, assuming 10% recoveries on charged-off loans, increasing the CDR plateau to 42 months and increasing the ramp-down by four months to 16 months (for a total stress period of 58 months) would decrease the expected recovery by approximately $63 million for HELOC transactions. On the other hand, in the Company’s least stressful scenario, assuming 80% recoveries on charged-off loans, reducing the CDR plateau to 30 months and decreasing the length of the CDR ramp-down to eight months (for a total stress period of 38 months), and lowering the ultimate prepayment rate to 10% would increase the expected recovery by approximately $85 million for HELOC transactions.

Recovery Litigation and Dispute Resolution

    In the ordinary course of its business, the Company is involved in litigation or other dispute resolution with third parties to recover insurance losses paid or prevent or reduce losses in the future. The impact, if any, of these and other proceedings on the amount of recoveries the Company ultimately receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s financial statements.

The Company has asserted claims in a number of legal proceedings in connection with its exposure to Puerto Rico. See Note 2, Outstanding Exposure, for a discussion of the Company’s exposure to Puerto Rico and related recovery litigation being pursued by the Company.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
4.    Contracts Accounted for as Insurance

The portfolio of outstanding exposures discussed in Note 2, Outstanding Exposure and Note 3, Expected Loss to be Paid (Recovered), includes contracts that are accounted for as insurance contracts, derivatives, and consolidated FG VIEs. Amounts presented in this note relate only to contracts accounted for as insurance, unless otherwise specified. See Note 8, Fair Value Measurement, for information related to credit derivatives and Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles for amounts related to consolidated FG VIEs.

Premiums

Accounting Policy

Financial guaranty contracts that meet the scope exception under derivative accounting guidance are subject to industry specific accounting guidance for financial guaranty insurance.

Premiums receivable represent the present value of contractual or expected future premium collections discounted using risk free rates. Unearned premium reserve represents deferred premium revenue less claim payments made (net of recoveries received) that have not yet been recognized in the statement of operations (i.e., contra-paid). The following discussion relates to the deferred premium revenue component of the unearned premium reserve, while the contra-paid is discussed below under “Losses and Recoveries.”

The amount of deferred premium revenue at contract inception is determined as follows:

•For premiums received upfront on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is equal to the amount of cash received. Upfront premiums typically relate to public finance transactions.

•For premiums received in installments on financial guaranty insurance contracts that were originally underwritten by the Company, deferred premium revenue is calculated as the present value (discounted at risk free rates) of either: (i) contractual premiums due; or (ii) in cases where the underlying collateral is composed of homogeneous pools of assets, the expected premiums to be collected over the life of the contract. To be considered a homogeneous pool of assets, prepayments must be contractually allowable, the amount of prepayments must be probable, and the timing and amount of prepayments must be reasonably estimable. Installment premiums typically relate to structured finance (e.g., securitized debt) and infrastructure transactions, where the insurance premium rate is determined at the inception of the contract but the insured par is subject to prepayment throughout the life of the transaction.

•For financial guaranty insurance contracts acquired in a business combination, deferred premium revenue is equal to the fair value of the Company’s stand-ready obligation portion of the insurance contract at the date of acquisition based on what a hypothetical similarly rated financial guaranty insurer would have charged for the contract at that date (not the discounted future cash flows under the insurance contract). The amount of deferred premium revenue may differ significantly from cash collections primarily due to fair value adjustments recorded in connection with a business combination.

    When the Company adjusts prepayment assumptions for expected premium collections for obligations backed by homogeneous pools of contractually prepayable assets, an adjustment is recorded to the deferred premium revenue, with a corresponding adjustment to premiums receivable. Premiums receivable are discounted at the risk-free rate at inception and such discount rate is updated only when changes to prepayment assumptions are made that change the expected date of final maturity. Accretion of the discount on premiums receivable is reported in “net earned premiums.”

The Company recognizes deferred premium revenue as earned premium over the contractual period or expected period of the contract in proportion to the amount of insurance protection provided. As premium revenue is recognized, a corresponding decrease to the deferred premium revenue is recorded. The amount of insurance protection provided is a function of the insured par amount outstanding. Accordingly, the proportionate share of premium revenue recognized in a given reporting period is a constant rate calculated based on the relationship between the insured par amounts outstanding in the reporting period compared with the sum of each of the insured par amounts outstanding for all periods. When an insured financial obligation is retired before its maturity, the financial guaranty insurance contract is extinguished, and any nonrefundable deferred premium revenue related to that contract is accelerated and recognized as premium revenue. Any

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
unamortized acquisition costs are expensed. The Company assesses the need for an allowance for credit loss on premiums receivables each reporting period.

    Ceded unearned premium reserve is recorded as an asset. Direct, assumed and ceded earned premiums are presented together as net earned premiums in the statement of operations. See Note 5, Reinsurance, for a breakout of direct, assumed and ceded premiums.

Any premiums related to FG VIEs are eliminated in consolidation.

Insurance Contracts’ Premium Information

Net Earned Premiums

	Year Ended December 31,
	2023	2022
	(in millions)
Scheduled net earned premiums	$175	$169
Accelerations from refundings and terminations (1)	18	35
Accretion of discount on net premiums receivable	14	16
Net earned premiums	$207	$220
____________________
(1)    2022 accelerations include $10 million related to 2022 Puerto Rico Resolutions. See Note 2, Outstanding Exposure, for additional information.

Gross Premium Receivable
Roll Forward

	Year Ended December 31,
	2023	2022
	(in millions)
Beginning of year	$1,013	$1,074
Gross written premiums on new business	249	337
Gross premiums received	(226)	(316)
Adjustments:
Changes in the expected term	—	2
Accretion of discount	19	20
Foreign exchange gain (loss) on remeasurement	48	(104)
December 31,	$1,103	$1,013

Approximately 87% and 89% of gross premiums receivable at December 31, 2023 and December 31, 2022, respectively, are denominated in currencies other than the U.S. dollar, primarily the pound sterling and euro.

The timing and cumulative amount of actual collections and net earned premiums may differ from those of expected collections and of expected net earned premiums in the table below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in the consumer price indices, changes in expected lives and new business.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Expected Future Premium Collections and Earnings

	As of December 31, 2023
	Future Gross Premiums to be Collected	Future Net Premiums to be Earned (1)
	(in millions)
2024 (January 1 - March 31)	$34	$43
2024 (April 1 - June 30)	30	42
2024 (July 1 - September 30)	23	42
2024 (October 1 - December 31)	26	41
Subtotal 2024	113	168
2025	74	158
2026	72	149
2027	71	140
2028	64	132
2029-2033	279	555
2034-2038	214	392
2039-2043	159	251
After 2043	354	356
Total (1)	$1,400	2,301
Future accretion		212
Total future net earned premiums		$2,513
____________________
(1)    Net of reinsurance.

Selected Information for Financial Guaranty Insurance Policies with Premiums Paid in Installments

	As of December 31,
	2023	2022
	(dollars in millions)
Premiums receivable	$1,103	$1,013
Deferred premium revenue	1,295	1,246
Weighted-average risk-free rate used to discount premiums	2.0%	1.7%
Weighted-average period of premiums receivable (in years)	13.8	14.0

Policy Acquisition Costs

Accounting Policy

    Policy acquisition costs that are directly related and essential to successful insurance contract acquisition, as well as ceding commission income on ceded reinsurance contracts, are deferred and reported net.

    Deferred policy acquisition costs include the cost of underwriting personnel attributable to successful underwriting efforts. The Company conducts an annual time study, which requires the use of judgment, to estimate the amount of costs to be deferred.

    Ceding commission income on ceded reinsurance contracts that are associated with premiums received in installments are calculated at their contractually defined commission rates, discounted consistent with premiums receivable for all future periods, and included in deferred acquisition costs (DAC), with a corresponding offset to net premiums receivable or reinsurance balances payable.

    DAC is amortized in proportion to net earned premiums. Amortization of deferred policy acquisition costs includes the accretion of discount on ceding commission receivable and payable. When an insured obligation is retired early, the remaining related DAC is expensed at that time.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Costs incurred for soliciting potential customers, market research, training, administration, unsuccessful acquisition efforts, and product development as well as overhead costs are charged to expense as incurred.

Policy Acquisition Costs

Roll Forward of Deferred Ceding Commissions, Net of DAC (1)

	Year Ended December 31,
	2023	2022
	(in millions)
Beginning of year	$(57)	$(58)
Deferrals	(12)	(6)
Amortization (2)	6	7
December 31,	$(63)	$(57)
____________________
(1)    The balances are included in “other liabilities” in the consolidated balance sheets.
(2)     Included in “other expenses” in the consolidated statements of operations.

Losses and Recoveries

Accounting Policies

Loss and LAE Reserve

Loss and LAE reserve reported on the balance sheet relates only to contracts that are accounted for as insurance, all of which are financial guaranty insurance contracts. The portion of any contract’s reserve that is ceded to a reinsurer is reported as “reinsurance recoverable on unpaid losses.” Any loss and LAE reserves related to FG VIEs are eliminated upon consolidation. Any expected losses to be paid (recovered) on credit derivatives are reflected in the fair value of credit derivatives.

Under financial guaranty insurance accounting, the sum of unearned premium reserve and loss and LAE reserve represents the Company’s stand‑ready obligation. A loss and LAE reserve for a financial guaranty insurance contract is recorded only to the extent, and for the amount, that expected loss to be paid plus contra-paid (total losses) exceed the deferred premium revenue, on a contract-by-contract basis. As a result, the Company has expected loss to be paid that has not yet been expensed. Such amounts will be recognized in future periods as deferred premium revenue amortizes into income.

When a claim or LAE payment is made on a contract, the Company first reduces any recorded loss and LAE reserve. To the extent there is insufficient loss and LAE reserve on a contract, then such claim payment is recorded as “contra-paid,” which reduces the unearned premium reserve. The contra-paid is recognized in “loss and loss adjustment expenses (benefit)” in the consolidated statement of operations when and for the amount that total losses exceed the remaining deferred premium revenue on the insurance contract. “Loss and loss adjustment expenses (benefit)” in the consolidated statement of operations is presented net of cessions to reinsurers.

Salvage and Subrogation Recoverable

Expected losses to be paid are reduced when a claim payment (or estimated future claim payment) entitles the Company to cash flows associated with salvage and subrogation rights from the underlying collateral of, or other recoveries relating to, an insured exposure. Such reduction in expected loss to be paid can result in one of the following: (i) a reduction in the corresponding loss and LAE reserve with a benefit to the consolidated statement of operations; (ii) no effect on the consolidated balance sheet or statements of operations, if total loss is not in excess of deferred premium revenue; or (iii) the recording of a salvage asset with a benefit to the consolidated statements of operations if the transaction is in a net recovery position at the reporting date. The ceded component of salvage and subrogation recoverable is reported in “reinsurance balances payable, net.”

Expected Loss to be Expensed

    Expected loss to be expensed represents past or expected future financial guaranty insurance net claim payments that have not yet been expensed. Such amounts will be expensed in future periods as deferred premium revenue amortizes into

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
income. Expected loss to be expensed is the Company’s projection of incurred losses that will be recognized in future periods, excluding accretion of discount.

Insurance Contracts’ Loss Information

    Loss and LAE reserve and salvage and subrogation recoverable are discounted at risk-free rates for U.S. dollar denominated financial guaranty insurance obligations that ranged from 3.79% to 5.40% with a weighted average of 4.18% as of December 31, 2023 and 3.82% to 4.69% with a weighted average of 4.18% as of December 31, 2022.

The following tables provide information on net reserve (salvage), which includes loss and LAE reserves and salvage and subrogation recoverable, both net of reinsurance.

Net Reserve (Salvage) by Sector

	As of December 31,
Sector	2023	2022
	(in millions)
Public finance:
U.S. public finance	$45	$8
Non-U.S. public finance	1	1
Public finance	46	9
Structured finance:
U.S. RMBS	(71)	(55)
Other structured finance	4	4
Structured finance	(67)	(51)
Total	$(21)	$(42)

Components of Net Reserve (Salvage)

	As of December 31,
	2023	2022
	(in millions)
Loss and LAE reserve	$244	$189
Reinsurance recoverable on unpaid losses	(72)	(68)
Loss and LAE reserve, net	172	121
Salvage and subrogation recoverable	(256)	(211)
Salvage and subrogation reinsurance payable (1)	63	48
Salvage and subrogation recoverable, net	(193)	(163)
Net reserve (salvage)	$(21)	$(42)
____________________
(1)    Reported as a component of “reinsurance balances payable, net” on the consolidated balance sheets.

The table below provides a reconciliation of net expected loss to be paid (recovered) for financial guaranty insurance contracts to net expected loss to be expensed. Expected loss to be paid (recovered) for financial guaranty insurance contracts differs from expected loss to be expensed due to: (i) the contra-paid which represents the claim payments made and recoveries received that have not yet been recognized in the statements of operations; (ii) salvage and subrogation recoverable for transactions that are in a net recovery position where the Company has not yet received recoveries on claims previously paid (and therefore recognized in income but not yet received); and (iii) loss reserves that have already been established (and therefore expensed but not yet paid).

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Reconciliation of Net Expected Loss to be Paid (Recovered)
to Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2023
(in millions)
Net expected loss to be paid (recovered) - financial guaranty insurance	$65
Contra-paid, net	16
Salvage and subrogation recoverable, net	193
Loss and LAE reserve financial guaranty insurance contracts, net of reinsurance	(172)
Net expected loss to be expensed (present value)	$102

    The following table provides a schedule of the expected timing of net expected losses to be expensed. The amount and timing of actual loss and LAE may differ from the estimates shown below due to factors such as accelerations, commutations, changes in expected lives and updates to loss estimates. This table excludes amounts related to FG VIEs, which are eliminated in consolidation.

Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of December 31, 2023
(in millions)
2024 (January 1 - March 31)	$2
2024 (April 1 - June 30)	1
2024 (July 1 - September 30)	2
2024 (October 1 - December 31)	1
Subtotal 2024	6
2025	6
2026	6
2027	6
2028	5
2029-2033	30
2034-2038	25
2039-2043	9
After 2043	9
Net expected loss to be expensed (present value)	102
Future accretion	(34)
Total expected future loss and LAE	$68

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
The following table presents the loss and LAE (benefit) reported in the consolidated statements of operations by sector for insurance contracts. Amounts presented are net of reinsurance.

Loss and LAE (Benefit) by Sector

	Year Ended December 31,
Sector	2023	2022
	(in millions)
Public finance:
U.S. public finance	$133	$66
Non-U.S. public finance	—	—
Public finance	133	66
Structured finance:
U.S. RMBS	(41)	(68)
Other structured finance	—	(1)
Structured finance	(41)	(69)
Loss and LAE (benefit)	$92	$(3)

    The following tables provide information on financial guaranty insurance contracts categorized as BIG.

Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2023

	Gross				Net Total BIG
	BIG 1	BIG 2	BIG 3	Total BIG
	(dollars in millions)
Number of risks (1)	65	4	39	108	108
Remaining weighted-average period (in years)	9.6	16.9	6.2	10.0	9.9

Outstanding exposure:
Par	$2,166	$871	$1,350	$4,387	$3,646
Interest	1,002	851	435	2,288	1,917
Total (2)	$3,168	$1,722	$1,785	$6,675	$5,563

Expected cash outflows (inflows)	$157	$150	$936	$1,243	$1,026
Potential recoveries (3)	(318)	(70)	(831)	(1,219)	(995)
Subtotal	(161)	80	105	24	31
Discount	49	(14)	27	62	34
Expected losses to be paid (recovered)	$(112)	$66	$132	$86	$65

Deferred premium revenue	$94	$62	$42	$198	$176
Reserves (salvage)	$(145)	$25	$108	$(12)	$(21)

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2022

	Gross				Net Total BIG
	BIG 1	BIG 2	BIG 3	Total BIG
	(dollars in millions)
Number of risks (1)	73	2	40	115	115
Remaining weighted-average period (in years)	11.5	8.1	6.1	9.8	9.8

Outstanding exposure:
Par	$3,085	$50	$1,548	$4,683	$3,864
Interest	2,035	30	474	2,539	2,133
Total (2)	$5,120	$80	$2,022	$7,222	$5,997

Expected cash outflows (inflows)	$115	$80	$1,075	$1,270	$990
Potential recoveries (3)	(239)	(69)	(914)	(1,222)	(966)
Subtotal	(124)	11	161	48	24
Discount	29	(4)	(21)	4	(2)
Expected losses to be paid (recovered)	$(95)	$7	$140	$52	$22

Deferred premium revenue	$158	$12	$50	$220	$197
Reserves (salvage)	$(133)	$1	$110	$(22)	$(42)
____________________
(1)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.
(2)    Includes amounts related to FG VIEs.
(3)    Represents expected inflows from future payments by obligors pursuant to restructuring agreements, settlements, excess spread on any underlying collateral and other estimated recoveries. Potential recoveries also include recoveries on certain investment grade credits, related mainly to exposures that were previously BIG and for which claims have been paid in the past.

5.    Reinsurance

The Company cedes portions of exposure it has insured (Ceded Business) in exchange for premiums, net of any ceding commissions. The Company has Ceded Business to affiliated and non-affiliated companies to limit its exposure to risk. See Note 12, Related Party Transactions, for a description of business the Company cedes to affiliated companies. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if it were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. The Company’s ceded contracts generally allow the Company to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

Accounting Policy

For business assumed and ceded, the accounting model of the underlying direct financial guaranty contract dictates the accounting model used for the reinsurance contract (except for those eliminated as FG VIEs). For any assumed or ceded financial guaranty insurance premiums and losses, the accounting models described in Note 4, Contracts Accounted for as Insurance, are followed. For any ceded credit derivative contracts, the accounting model in Note 8, Fair Value Measurement, is followed.

Effect of Reinsurance

    The following table presents the components of premiums and losses reported in the consolidated statements of operations attributable to Ceded Business. See Note 12, Related Party Transactions, for balances with affiliates.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Components of Premiums Written, Premiums Earned and Loss and LAE (Benefit)

	Year Ended December 31,
	2023	2022
	(in millions)
Premiums Written:
Direct	$249	$339
Ceded (1)	(133)	(93)
Net	$116	$246

Premiums Earned:
Direct	$266	$291
Ceded (1)	(59)	(71)
Net	$207	$220

Loss and LAE (benefit):
Direct (2)	$125	$4
Ceded (1)	(33)	(7)
Net	$92	$(3)
 ____________________
(1)    Ceded amounts mainly consist of cessions to affiliates.
(2)     See Note 3, Expected Loss to be Paid (Recovered), for additional information on the economic loss development (benefit).

Change in ceded funds held relates primarily to the ceded portion of net realized investment gains (losses) and fair value gains (losses) on trading securities associated with salvage received in the form of investments from the 2022 Puerto Rico Resolutions.

Ceded Reinsurance (1)

	As of December 31, 2023		As of December 31, 2022
	Affiliated Reinsurers	Non-Affiliated Reinsurers	Affiliated Reinsurers	Non-Affiliated Reinsurers
	(in millions)
Ceded premium payable, net of commissions	$211	$2	$156	$3
Ceded expected loss to be recovered	20	1	30	—
Reinsurance recoverable on ceded paid losses	1	—	68	—
Ceded unearned premium reserve	742	3	663	5
Ceded paid loss payable	11	—	105	—
Ceded par outstanding (2)	59,436	56	51,569	154
____________________
(1)    The total collateral posted by all affiliated and non-affiliated reinsurers required to post, or that had agreed to post, collateral as of December 31, 2023 and December 31, 2022 was approximately $741 million and $723 million, respectively. The collateral excludes amounts posted by AGM for the benefit of AGUK and AGE.
(2)    Of the total par ceded to BIG rated reinsurers, $15 million and $16 million are rated BIG as of December 31, 2023 and December 31, 2022, respectively. Of the total par ceded to affiliates, $725 million and $803 million are rated BIG as of December 31, 2023 and December 31, 2022, respectively.

    In accordance with U.S. statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers domiciled outside of the U.S., such reinsurers must secure their liabilities to the Company. These reinsurers are required to post collateral for the benefit of the Company in an amount at least equal to the sum of their ceded unearned premium reserve, loss reserves and contingency reserves all calculated on a statutory basis of accounting. In addition, certain authorized reinsurers post collateral on terms negotiated with the Company.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
6.    Investments and Cash

Accounting Policy

All fixed-maturity securities are reported on a trade date-basis, measured at fair value and classified as either trading or available-for-sale. Changes in fair value on trading fixed-maturity securities are reported as a component of net income, while unrealized gains and losses on available-for-sale fixed-maturity securities are reported in accumulated other comprehensive income (AOCI). Loss Mitigation Securities, which are a component of available-for-sale fixed-maturity securities, are accounted for based on their underlying investment type, excluding the effects of the Company’s insurance.

Short-term investments, which are investments with a maturity of less than one year at the time of purchase, are carried at fair value and include amounts deposited in certain money market funds.

The surplus note issued by AGC to AGM is classified as held-to-maturity and carried at amortized cost. See Note 12, Related Party Transactions, for more information.

    Equity method investments consist of the Company’s investments in Sound Point and AHP managed funds (and prior to July 1, 2023, AssuredIM managed funds) and other alternative investments. The Company reports its interest in the earnings of equity method investments in “equity in earnings (losses) of investees” in the consolidated statement of operations. Most equity method investments are reported on a one-quarter lag.

The Company classifies distributions received from equity method investments using the cumulative earnings approach in the consolidated statements of cash flows. Under the cumulative earnings approach, distributions received up to the amount of cumulative equity in earnings recognized are treated as returns on investment within operating cash flows and those in excess of that amount are treated as returns of investment within investing cash flows.

Sound Point managed funds (and prior to July 1, 2023, AssuredIM managed funds), in which the Company invests (primarily through its investment subsidiary, AGAS), and where the Company has been deemed to be the primary beneficiary, are not reported in “investments” on the consolidated balance sheets, but rather, reported in “assets of consolidated investment vehicles” and “liabilities of consolidated investment vehicles,” with the portion not owned by the Company presented as nonredeemable noncontrolling interests (NCI). See Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles, for further information regarding the CIVs.

Cash consists of cash on hand and demand deposits. See Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles, for cash and cash equivalents for consolidated VIEs.

Net investment income primarily includes the income earned on fixed-maturity securities and short-term investments, including amortization of premiums and accretion of discounts. For mortgage-backed securities and any other securities for which there is prepayment risk, prepayment assumptions are evaluated quarterly and revised as necessary. For securities other than purchased credit deteriorated (PCD) securities, any necessary adjustments due to changes in effective yields and expected maturities are recognized in net investment income using the retrospective method. PCD securities are defined as financial assets that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination.

Realized gains and losses on sales of available-for-sale fixed-maturity securities and credit losses are reported in the consolidated statement of operations. Net realized investment gains (losses) include sales of investments, which are determined using the specific identification method, reductions to amortized cost of available-for-sale investments that have been written down due to the Company’s intent to sell them or it being more-likely-than-not that the Company will be required to sell them, and the change in allowance for credit losses (including accretion), as discussed below.

For all fixed-maturity securities that were originally purchased with credit deterioration, accrued interest is not separately presented, but rather is a component of the amortized cost of the instrument. For all other available-for-sale securities, a separate amount for accrued interest is reported in “other assets.”

Credit Losses

For an available-for-sale fixed-maturity security that has experienced a decline in fair value below its amortized cost due to credit related factors, an allowance is established for the difference between the estimated recoverable value and

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
amortized cost with a corresponding charge to net realized investment gains (losses) in the consolidated statement of operations. The estimated recoverable value is the present value of cash flows expected to be collected. The allowance for credit losses is limited to the difference between amortized cost and fair value. Any difference between the security’s fair value and its amortized cost that is not associated with credit related factors is presented as a component of AOCI.

When estimating future cash flows for fixed-maturity securities, management considers the historical performance of underlying assets and available market information as well as bond-specific considerations. In addition, the process of estimating future cash flows includes, but is not limited to, the following critical inputs, which vary by security type:

•the extent to which fair value is less than amortized cost;
•credit ratings;
•any adverse conditions specifically related to the security, industry, and/or geographic area;
•changes in the financial condition of the issuer, or underlying loan obligors;
•general economic and political factors;
•remaining payment terms of the security;
•prepayment speeds;
•expected defaults; and
•the value of any embedded credit enhancements.

The assessment of whether a credit loss exists is performed each reporting period.

The allowance for credit losses and the corresponding charge to net realized investment gains (losses) may be reversed if conditions change. However, the allowance for credit losses is never reduced below zero. When the Company determines that all or a portion of a fixed-maturity security is uncollectible, the uncollectible amortized cost amount is written off with a corresponding reduction to the allowance for credit losses. If cash flows that were previously written off are collected, the recovery is recognized in “net realized investment gains (losses).”

An allowance for credit losses is established upon initial recognition for available-for-sale PCD securities. On the date of acquisition, the amortized cost of PCD securities is equal to the purchase price plus the allowance for credit losses, with no credit loss expense recognized in the consolidated statements of operations. After the date of acquisition, deterioration or improvement in credit will result in an increase (or decrease) to the allowance and an offsetting credit loss expense (or benefit). To measure this, the Company performs a discounted cash flow analysis. For PCD securities that are also beneficial interests, favorable or adverse changes in expected cash flows are recognized as a change in the allowance for credit losses. Changes in expected cash flows that are not captured through the allowance are reflected as a prospective adjustment to the security’s yield within net investment income.

The Company has elected to not measure credit losses on its accrued interest receivable and instead write off accrued interest when it is six-months past due or on the date it is deemed uncollectible, if earlier. All write-offs of accrued interest are recorded as a reduction to net investment income in the consolidated statements of operations.

For impaired securities that (i) the Company intends to sell, or (ii) it is more-likely-than-not that the Company will be required to sell before recovering its amortized cost, the amortized cost is written down to fair value with a corresponding charge to net realized investment gains (losses). No allowance is established in these situations and any previously recorded allowance is reversed. The new cost basis is not adjusted for subsequent increases in estimated fair value.

The Company monitors its equity method investments for indicators of other-than-temporary declines in fair value on an ongoing basis. If such a decline occurs, an impairment charge is recorded, measured as the difference between the carrying value and the estimated fair value.

Investment Portfolio

    The majority of the investment portfolio comprises investment grade fixed-maturity securities managed by three outside managers. The Company has established investment guidelines for these investment managers regarding credit quality, exposure to a particular sector and exposure to a particular obligor within a sector.

The remainder of the investment portfolio primarily consists of (i) Loss Mitigation Securities; (ii) CVIs and New Recovery Bonds received in connection with the 2022 Puerto Rico Resolutions; (iii) short-term investments; (iv) equity method investments; and (v) an AGC surplus note.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Investment Portfolio
Carrying Value

	As of December 31,
	2023	2022
	(in millions)
Fixed-maturity securities, available-for-sale (1):
Externally managed (2)	$2,775	$3,107
Loss Mitigation Securities	177	201
Puerto Rico New Recovery Bonds (3) (6)	2	295
Other (4)	248	236
Fixed-maturity securities, trading - Puerto Rico, CVIs (3)	107	127
Short-term investments	1,224	456
AGC surplus note	300	300
Equity method investments:
Funds (5)	294	569
Other	117	117
Other invested assets	2	4
Total	$5,246	$5,412
____________________
(1)    4.9% and 4.7% of fixed-maturity securities were rated BIG as of December 31, 2023 and December 31, 2022, respectively, consisting primarily of Loss Mitigation Securities. 0.5% and 8.1% were not rated, as of December 31, 2023 and December 31, 2022, respectively.
(2)    As of December 31, 2023 and December 31, 2022, amounts include $291 million and $279 million, respectively, of CLOs that had been managed internally by AssuredIM under an investment management agreement until such CLOs transitioned to a third-party manager in June 2023.
(3)    These securities are not rated.
(4)    As of December 31, 2023 and December 31, 2022, amounts include $136 million and $141 million, respectively, of investment grade municipal bonds that had been managed by AssuredIM under an investment management agreement until June 2023. In connection with the Sound Point Transaction, the Company retained management of the strategy internally. In February 2024, responsibility for the Company’s investment grade municipal securities strategy was transitioned to a third-party asset manager.
(5)    Sound Point and AHP funds, and, prior to July 1, 2023, AssuredIM funds. The 2023 amount excludes certain investments in funds that are consolidated and accounted for as CIVs. See Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles.
(6)    In the fourth quarter of 2023, the majority of the New Recovery Bonds were called. See Note 2, Outstanding Exposure.

AGM and AGC are authorized to invest up to $750 million, plus previously distributed gains of $108 million for the total of $858 million as of December 31, 2023 in alternative investments through their jointly owned investment subsidiary AGAS. AGM is authorized for $487.5 million of this aggregate amount. As of December 31, 2023, AGAS commitments to Sound Point and AHP funds were $775 million (of which $534 million was funded with a net asset value (NAV) of $571 million). This capital was committed to several funds, each dedicated to a single strategy, including CLOs, asset-based finance and healthcare structured capital. As of December 31, 2023, two of the funds in which AGAS invests are accounted for as CIVs. See Note 12, Related Party Transactions, for a description of AGAS ownership and Note 7, Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles. In addition, the Company had unfunded commitments of $116 million as of December 31, 2023 related to the Company’s other alternative investments.

Accrued investment income was $41 million as of both December 31, 2023 and December 31, 2022. In 2023 and 2022, the Company did not write off any accrued investment income.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2023

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(dollars in millions)
Obligations of state and political subdivisions	39%	$1,352	$—	$7	$(39)	$1,320
U.S. government securities	1	37	—	—	(5)	32
Corporate securities (2)	35	1,217	(3)	10	(119)	1,105
Mortgage-backed securities (3):
RMBS	8	254	(19)	1	(59)	177
Commercial mortgage-backed securities (CMBS)	2	57	—	—	(3)	54
Asset-backed securities:
CLOs	10	356	—	—	(5)	351
Other	2	69	(3)	—	(3)	63
Non-U.S. government securities	3	115	—	1	(16)	100
Total available-for-sale fixed-maturity securities	100%	$3,457	$(25)	$19	$(249)	$3,202

Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2022

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(dollars in millions)
Obligations of state and political subdivisions	45%	$1,881	$—	$13	$(63)	$1,831
U.S. government securities	2	69	—	—	(7)	62
Corporate securities (2)	32	1,362	(3)	1	(194)	1,166
Mortgage-backed securities (3):
RMBS	6	257	(18)	1	(52)	188
CMBS	3	115	—	—	(4)	111
Asset-backed securities
CLOs	8	359	—	—	(18)	341
Other	1	47	(2)	—	(3)	42
Non-U.S. government securities	3	121	—	—	(23)	98
Total available-for-sale fixed-maturity securities	100%	$4,211	$(23)	$15	$(364)	$3,839
____________________
(1)    Based on amortized cost.
(2)    Includes securities issued by taxable universities and hospitals.
(3)    U.S. government-agency obligations were approximately 14% of mortgage-backed securities as of December 31, 2023 and 7% s and December 31, 2022, based on fair value.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2023

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$376	$(2)	$378	$(37)	$754	$(39)
U.S. government securities	—	—	20	(5)	20	(5)
Corporate securities	26	—	773	(96)	799	(96)
Mortgage-backed securities:
RMBS	17	—	13	(1)	30	(1)
CMBS	—	—	54	(3)	54	(3)
Asset-backed securities
CLOs	9	—	311	(5)	320	(5)
Other	—	—	11	(1)	11	(1)
Non-U.S. government securities	—	—	95	(16)	95	(16)
Total	$428	$(2)	$1,655	$(164)	$2,083	$(166)
Number of securities (1)		168		695		857

Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2022

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$924	$(35)	$81	$(27)	$1,005	$(62)
U.S. government securities	11	—	39	(7)	50	(7)
Corporate securities	649	(58)	370	(104)	1,019	(162)
Mortgage-backed securities:
RMBS	16	(1)	1	—	17	(1)
CMBS	111	(5)	—	—	111	(5)
Asset-backed securities
CLOs	128	(6)	208	(12)	336	(18)
Others	12	(1)	—	—	12	(1)
Non-U.S. government securities	65	(10)	30	(13)	95	(23)
Total	$1,916	$(116)	$729	$(163)	$2,645	$(279)
Number of securities (1)		711		322		1,011
___________________
(1)    The number of securities does not add across because lots consisting of the same securities have been purchased at different times and appear in both categories above (i.e., less than 12 months and 12 months or more). If a security appears in both categories, it is counted only once in the total column.

The Company considered the credit quality, cash flows, interest rate movements, ability to hold a security to recovery and intent to sell a security in determining whether a security had a credit loss. The Company has determined that the unrealized losses recorded as of December 31, 2023 and December 31, 2022 were primarily related to higher interest rates rather than credit quality. As of December 31, 2023, the Company did not intend to and was not required to sell investments in an unrealized loss position prior to expected recovery in value. As of December 31, 2023, of the securities in an unrealized loss position for which an allowance for credit loss was not recorded, 260 securities had unrealized losses in excess of 10% of their carrying value, whereas as of December 31, 2022, 372 securities had unrealized losses in excess of 10% of their carrying

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
value. The total unrealized loss for these securities was $121 million as of December 31, 2023 and $218 million as of December 31, 2022.

The amortized cost and estimated fair value of available-for-sale fixed-maturity securities by contractual maturity as of December 31, 2023 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Distribution of Available-for-Sale Fixed-Maturity Securities by Contractual Maturity
As of December 31, 2023

	Amortized Cost	Estimated Fair Value
	(in millions)
Due within one year	$208	$203
Due after one year through five years	847	795
Due after five years through 10 years	829	804
Due after 10 years	1,262	1,169
Mortgage-backed securities:
RMBS	254	177
CMBS	57	54
Total	$3,457	$3,202

Based on fair value, fixed-maturity securities and short-term investments that are placed on deposit to fulfill state licensing requirements, or otherwise pledged or restricted totaled $7 million as of both December 31, 2023 and December 31, 2022. In addition, the total collateral funded into a reinsurance trust or similar accounts by AGM for the benefit of AGUK and AGE was approximately $229 million as of December 31, 2023 and $222 million as of December 31, 2022, based on fair value.

No material investments of the Company were non-income producing during the twelve-month periods ending December 31, 2023 and December 31, 2022.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Income from Investments

    The components of income derived from the investment portfolio are presented in the following tables.

Income from Investments

	Year Ended December 31,
	2023	2022
	(in millions)
Investment income
Fixed-maturity securities, available-for-sale:
Externally managed (1)	$105	$100
Loss Mitigation Securities	16	15
Puerto Rico, New Recovery Bonds	8	6
Other (2)	10	8
Short-term investments	48	8
Interest income on surplus note and loans from affiliate	16	16
Other invested assets	2	—
Investment income	205	153
Investment expenses	(3)	(3)
Net investment income	$202	$150

Fair value gains (losses) on trading securities (3)	$27	$(14)

Equity in earnings (losses) of investees
Funds (4)	$46	$(10)
Other	8	(41)
Equity in earnings (losses) of investees	$54	$(51)
____________________
(1)    Includes income on the portion of the CLO portfolio that was managed by AssuredIM prior to July 1, 2023.
(2)    Includes income on the portion of the municipal bond portfolio that was managed by AssuredIM prior to July 1, 2023.
(3)    Fair value gains on trading securities pertaining to securities still held as of December 31, 2023 were $11 million for 2023. Fair value losses on trading securities pertaining to securities still held as of December 31, 2022 were $10 million for 2022.
(4)     Sound Point and AHP funds, and, prior to July 1, 2023, AssuredIM funds.

Equity Method Investments

The table below presents summarized financial information for equity method investments that meet, in aggregate, the requirements for reporting summarized disclosures. Amounts in the table below represent amounts reported in the consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022. The financial statements for the majority of these equity method investments are reported on a lag.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Balance Sheet Data

	As of December 31,
	2023	2022
	(in millions)
Funds (1)
Investments	$1,188	$868
Other assets	22	33
Other
Investments	535	441
Other assets	211	231
Total assets	$1,956	$1,573

Funds (1)
Capital withdrawals payable	$—	$127
Other liabilities	163	89
Other	16	68
Total liabilities	$179	$284

Funds (1)	$1,047	$685
Other	730	604
Total equity	$1,777	$1,289
____________________
(1)    Sound Point and AHP funds, and, prior to July 1, 2023, AssuredIM funds.

Statement of Operations Data

	Year Ended December 31,
	2023	2022
	(in millions)
Funds (1)
Net gains (losses) on investments and investment income	$120	$35
Other income	6	—
Other
Net gains (losses) on investments and investment income	57	(364)
Other income	33	32
Total revenues	$216	$(297)

Funds (1)	$13	$23
Other	51	32
Total expenses	$64	$55

Funds (1)	$113	$12
Other	39	(364)
Net income (loss)	$152	$(352)
____________________
(1)    Sound Point and AHP funds, and, prior to July 1, 2023, AssuredIM funds.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Realized Investment Gains (Losses)

    The table below presents the components of net realized investment gains (losses).

Net Realized Investment Gains (Losses)

	Year Ended December 31,
	2023	2022
	(in millions)
Gross realized gains on sales of available-for-sale securities	$16	$3
Gross realized losses on sales of available-for-sale securities (1)	(12)	(34)
Net foreign currency gains (losses)	(1)	(4)
Change in the allowance for credit losses and intent to sell	(3)	(3)
Other net realized gains (losses)	—	2
Net realized investment gains (losses)	$—	$(36)
    ____________________
(1)    2022 related primarily to sales of New Recovery Bonds received as part of the 2022 Puerto Rico Resolutions. See Note 5, Reinsurance, for additional information on the ceded portion of such gains and losses.

The following table presents the roll forward of allowance for the credit losses on available-for-sale fixed-maturity securities.

Roll Forward of Allowance for Credit Losses
for Available-for-Sale Fixed Maturity Securities

	Year Ended December 31,
	2023	2022
	(in millions)
Balance, beginning of period	$23	$18
Additions for securities for which credit losses were not previously recognized	—	4
Additions for purchases of securities accounted for as purchased financial assets with credit deterioration	—	2
Additions (reductions) for securities for which credit losses were previously recognized	2	(1)
Balance, end of period	$25	$23

During 2022, the Company purchased a Loss Mitigation Security with a fair value of $22 million that was accounted for as a PCD security. At acquisition, this security had unpaid principal on remaining collateral of $31 million, an allowance for credit losses of $2 million, and a non-credit related discount of $7 million. The Company did not purchase any other securities with credit deterioration during the periods presented. Most of the Company’s securities with credit deterioration are Loss Mitigation Securities.

7.    Financial Guaranty Variable Interest Entities and Consolidated Investment Vehicles

Accounting Policy

The types of entities that the Company assesses for consolidation principally include: (i) financial guaranty variable interest entities, which include entities whose debt obligations the Company insures in its financial guaranty business, and Puerto Rico Trusts, and (ii) investment vehicles in which the Company has a variable interest and which Sound Point manages.

For each of these types of entities, the Company first determines whether the entity is a VIE or a voting interest entity (VOE) which involves assessing, amongst other conditions, (i) whether the equity investment at risk is sufficient to cover the entity’s expected losses and (ii) whether the holders of the equity investment at risk (as a group) have substantive voting rights. The Company reassesses whether an entity is a VIE upon the occurrence of certain significant events.

If the entity being evaluated for consolidation is not initially determined to be a VIE (or, later, if a significant event occurs that causes an entity to no longer qualify as a VIE), then the entity is a VOE. Consolidation generally is required when the Company, directly or indirectly, has a controlling financial interest of the VOE being assessed.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
For entities determined to be a VIE, and in which the Company has a variable interest, the Company assesses whether it is the primary beneficiary of the VIE at the time it becomes involved with the entity and performs this assessment quarterly. In determining whether it is the primary beneficiary, the Company considers all facts and circumstances, including an evaluation of economic interests in the VIE held directly and indirectly through related parties. The Company is the primary beneficiary of a VIE when it has both: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance; and (ii) the obligation to absorb losses (or the right to receive benefits) from the entity that could potentially be significant to the VIE.

If the Company concludes that it is the primary beneficiary of the VIE, it consolidates the VIE in the Company’s consolidated financial statements. If, as part of its continual reassessment of the primary beneficiary determination, the Company concludes that it is no longer the primary beneficiary of a VIE, the Company deconsolidates the VIE and recognizes the impact of that change on the consolidated financial statements.

FG VIEs

For FG VIEs other than the Puerto Rico Trusts, the Company elected the fair value option (FVO) for all assets and liabilities. Upon initial adoption of the accounting guidance for VIEs in 2010, the Company elected to fair value its FG VIEs’ assets and liabilities, other than the Puerto Rico Trusts, as the carrying amount transition method was not practical. To allow for consistency in the accounting for the assets and liabilities of its consolidated FG VIEs other than the Puerto Rico Trusts, the Company elected the FVO.

The consolidated Puerto Rico Trusts described below primarily include (i) cash or fixed-maturity debt securities that are carried at fair value and classified as either available-for-sale or trading securities similar to the fixed-maturity debt securities received pursuant to the 2022 Puerto Rico Resolutions and reported in the investment portfolio, and (ii) Puerto Rico Trust liabilities for which the Company elected the FVO in order to more closely mirror the fair value measurement of the Puerto Rico Trust liabilities to the fair value measurement of the Puerto Rico Trust assets.

The change in fair value of FG VIEs’ assets and liabilities is reported in “fair value gains (losses) on FG VIEs” in the consolidated statement of operations, except for (i) the change in fair value attributable to change in instrument-specific credit risk (ISCR) on FG VIEs’ liabilities, and (ii) unrealized gains and losses on the New Recovery Bonds in the Puerto Rico Trusts, which are both reported in other comprehensive income (OCI). Interest income and interest expense are derived from the trustee reports and also included in “fair value gains (losses) on FG VIEs.” Investment income on the New Recovery Bonds and changes in fair value on the CVIs in the Puerto Rico Trusts are all reported in “fair value gains (losses) on FG VIEs” on the consolidated statement of operations, as applicable.

For those FG VIE liabilities with recourse to the Company, the portion of the inception-to-date change in fair value, attributable to ISCR, is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in the Company’s CDS spread from the most recent date of consolidation to the current period. In general, if the Company’s CDS spread tightens, more value will be assigned to the Company’s credit; however, if the Company’s CDS spread widens, less value is assigned to the Company’s credit.

The Company has limited contractual rights to obtain the financial records of its consolidated structured finance FG VIEs. The FG VIEs do not prepare separate GAAP financial statements; therefore, the Company compiles the FG VIE GAAP financial information based on trustee reports prepared by and received from third parties. Such trustee reports are not available to the Company in time for quarterly reporting and therefore FG VIEs other than the Puerto Rico Trusts are reported on a one quarter lag. As a result of the lag, cash and short-term investments do not reflect cash outflows (due to claim payments made by the Company) to the holders of the FG VIEs’ debt until the subsequent reporting period.

The cash flows generated by the FG VIEs’ assets, except for interest income, are classified as cash flows from investing activities. Paydowns of FG VIEs’ liabilities are supported by the cash flows generated by FG VIEs’ assets and, for liabilities with recourse, possibly claim payments made by AGM under its financial guaranty insurance contracts. Paydowns of FG VIEs’ liabilities both with and without recourse are classified as cash flows used in financing activities. Interest income, interest expense and other expenses of the FG VIEs’ assets and liabilities are classified as operating cash flows. Claim payments made by AGM under the financial guaranty contracts issued to the FG VIEs are eliminated upon consolidation. Therefore, such claim payments are treated as paydowns of the FG VIEs’ liabilities and as a financing activity as opposed to an operating activity.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
The Company’s exposure provided through its financial guaranties with respect to debt obligations of FG VIEs is included within net par outstanding in Note 2, Outstanding Exposure.

CIVs

CIVs consist of certain Sound Point funds for which the Company is the primary beneficiary. The consolidated funds are investment companies and therefore account for their underlying investments at fair value. Changes in the fair value of assets and liabilities of CIVs, interest income and interest expense are reported in “fair value gains (losses) on consolidated investment vehicles” in the consolidated statements of operations. All CIVs are reported on a quarter lag.

Investment transactions in the consolidated Sound Point funds are recorded on a trade/contract date basis. Money market investments held by these consolidated funds are classified as cash equivalents and carried at cost, consistent with those funds’ separately issued financial statements. Therefore, the Company has included these amounts in the total amount of cash and cash equivalents on the consolidated statements of cash flows. Cash flows of the CIVs attributable to such entities’ investment purchases and dispositions, as well as operating expenses of the investment vehicles, are presented as cash flows from operating activities in the consolidated statements of cash flows. Borrowings under credit facilities, debt issuances and repayments, and capital cash flows to and from investors are presented as financing activities, consistent with investment company guidelines.

FG VIEs

Structured Finance FG VIEs

AGM provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs but does not act as the servicer or collateral manager for any VIE obligations it guarantees. The transaction structure generally provides certain financial protection to the Company. This financial protection can take several forms, the most common of which are overcollateralization, first loss protection (or subordination) and excess spread. In the case of overcollateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations ), the structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first loss, AGM's financial guaranty insurance policy only covers a senior layer of losses experienced by multiple obligations issued by the VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to VIEs generate interest income that is in excess of the interest payments on the debt issued by the VIE. Such excess spread is typically distributed through the transaction’s cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the VIE (thereby, creating additional overcollateralization), or distributed to equity or other investors in the transaction.

    AGM is not primarily liable for the debt obligations issued by the structured finance FG VIEs (which excludes the Puerto Rico Trusts described below) it insures and would only be required to make payments on those insured debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due and only for the amount of the shortfall. AGM’s creditors do not have any rights with regard to the collateral supporting the debt issued by the structured finance FG VIEs. Proceeds from sales, maturities, prepayments and interest from such underlying collateral may only be used to pay debt service on structured finance FG VIEs’ liabilities.

As part of the terms of its financial guaranty contracts, AGM, under its insurance contract, obtains certain protective rights with respect to the VIE that give AGM additional controls over a VIE. These protective rights are triggered by the occurrence of certain events, such as failure to be in compliance with a covenant due to poor deal performance or a deterioration in a servicer’s or collateral manager’s financial condition. At deal inception, AGM typically is not deemed to control the VIE; however, once a trigger event occurs, AGM’s control of the VIE typically increases. AGM continuously evaluates its power to direct the activities that most significantly impact the economic performance of VIEs that have debt obligations insured by AGM and, accordingly, where AGM is obligated to absorb VIE losses or receive benefits that could potentially be significant to the VIE. AGM is deemed to be the control party for certain VIEs under GAAP, typically when its protective rights give it the power to both terminate and replace the transaction’s servicer or collateral manager, which are characteristics specific to AGM's financial guaranty contracts. If the protective rights that could make AGM the control party have not been triggered, then the VIE is not consolidated. If AGM is deemed to no longer have those protective rights, the VIE is deconsolidated.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
The structured finance FG VIEs’ liabilities that are guaranteed by AGM are considered to be with recourse, because the Company guarantees the payment of principal and interest regardless of the performance of the related FG VIEs’ assets. The structured finance FG VIEs’ liabilities that are not guaranteed by AGM are considered to be without recourse, because the payment of principal and interest of these liabilities is wholly dependent on the performance of the FG VIEs’ assets.

Number of Consolidated
Structured Finance FG VIEs

	Year Ended December 31,
	2023	2022
Beginning of year	18	19
Deconsolidated	—	(1)
December 31	18	18

Puerto Rico Trusts

With respect to certain insured securities covered by the 2022 Puerto Rico Resolutions, insured bondholders were permitted to elect to receive custody receipts that represent an interest in the legacy insurance policy plus cash, New Recovery Bonds and/or CVIs that constitute distributions under the 2022 Puerto Rico Resolutions. At least one separate custodial trust was set up for each legacy insured bond, and the trusts are deconsolidated when their liabilities are paid off. For those who made the election above, distributions of Plan Consideration are passed through to insured bondholders under the custody receipts to the extent of any cash or proceeds of new securities held in the custodial trust and are applied to make payments and/or prepayments of amounts due under the legacy insured bonds. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of Plan Consideration are insufficient to pay or prepay such amounts after giving effect to the distributions described in the immediately preceding sentence. In the case of insured bondholders who elected to receive custody receipts, the Company retains the right to satisfy its obligations under the insurance policy with respect to the related legacy insured bonds at any time thereafter, with 30 days’ notice, by paying 100% of the then outstanding principal amount of insured bonds plus accrued interest.

As of December 31, 2023, substantially all of the securities in the Puerto Rico Trusts had been called, and the assets in the Puerto Rico Trusts consisted primarily of cash. In January 2024, such cash proceeds were used to pay down a portion of the liabilities of the Puerto Rico Trusts. The remaining liabilities of the Puerto Rico Trusts will be paid by AGM (or AGC for certain obligations that are insured by AGC on a primary basis) under its financial guaranty policy and are no longer dependent on the credit of PRHTA. As of December 31, 2023 and December 31, 2022, the Company consolidated 12 and 23 custodial trusts, respectively, established as part of the 2022 Puerto Rico Resolutions discussed in Note 2, Outstanding Exposure, Exposure to Puerto Rico.

As of December 31, 2023, the Puerto Rico Trusts included trust certificates with a fair value and amortized cost of $15 million. As of December 31, 2022, New Recovery Bonds and certain trust certificates in the Puerto Rico Trusts had a fair value of $86 million fair value and amortized cost of $85 million.

Components of FG VIEs’ Assets and Liabilities

Net fair value gains and losses on FG VIEs are expected to reverse to zero by the maturity of the FG VIEs’ debt, except for net premiums received and net claims paid by AGM under the financial guaranty insurance contracts. The Company’s estimate of expected loss to be paid (recovered) for FG VIEs is included in Note 3, Expected Loss to be Paid (Recovered).

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
The table below shows the carrying value of FG VIEs’ assets and liabilities segregated by type of collateral.

Consolidated FG VIEs by Type of Collateral

	As of December 31,
	2023	2022
	(in millions)
FG VIEs’ assets:
U.S. RMBS first lien	$135	$156
U.S. RMBS second lien	15	17
Puerto Rico Trusts’ assets (includes $15 and $86 at fair value) (1)	121	141
Total FG VIEs’ assets	$271	$314

FG VIEs’ liabilities with recourse:
U.S. RMBS first lien	$149	$167
U.S. RMBS second lien	17	20
Puerto Rico Trusts’ liabilities (includes $146 and $195 at fair value)	146	197
Total FG VIEs’ liabilities with recourse	$312	$384

FG VIEs’ liabilities without recourse:
U.S. RMBS first lien	$9	$11
Total FG VIEs’ liabilities without recourse	$9	$11
____________________
(1)    Includes $106 million and $1 million of cash as of December 31, 2023 and December 21, 2022, respectively. As of December 31, 2022, includes $54 million of receivables for unsettled trades.

The change in the ISCR of the FG VIEs’ assets for which the Company elected the FVO (FG VIEs’ assets at FVO) held as of December 31, 2023 and 2022 that was reported in the consolidated statements of operations for 2023 and 2022 were gains of $2 million and $9 million, respectively. The ISCR amount is determined by using expected cash flows at the original date of consolidation discounted at the effective yield, less current expected cash flows discounted at that same original effective yield.

The inception-to-date change in fair value of the FG VIEs’ liabilities with recourse (all of which are measured at fair value under the FVO) attributable to the ISCR is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in the Company’s CDS spread from the most recent date of consolidation to the current period.

Selected Information for FG VIEs’ Assets and Liabilities
Measured under the FVO

	As of December 31,
	2023	2022
	(in millions)
Excess of unpaid principal over fair value of:
FG VIEs’ assets	$236	$239
FG VIEs’ liabilities with recourse	25	10
FG VIEs’ liabilities without recourse	15	15
Unpaid principal balance for FG VIEs’ assets that were 90 days or more past due	26	30
Unpaid principal for FG VIEs’ liabilities with recourse (1)	337	392
____________________
(1)    FG VIEs’ liabilities with recourse will mature at various dates ranging from 2024 through 2038.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
CIVs

In connection with the Sound Point Transaction, the Company reevaluated its consolidation conclusion for each Sound Point fund and determined that AGM had become the primary beneficiary. As a result, AGM consolidated two CIVs on July 1, 2023. Previously, these funds were accounted for as equity method investments. The assets and liabilities of the Company’s CIVs are held within separate legal entities. The assets of the CIVs are not available to creditors of the Company, other than creditors of the applicable CIVs. In addition, creditors of the CIVs have no recourse against the assets of the Company, other than the assets of such applicable CIVs. Liquidity available at the Company’s CIVs is not available for corporate liquidity needs, except to the extent of the Company’s investment in the funds, subject to redemption provisions. Changes in the fair value of assets and liabilities of CIVs, interest income and expense, and gains and losses on consolidation and deconsolidation of CIVs are reported in “fair value gains (losses) on CIVs” in the consolidated statements of operations.

Assets and Liabilities of CIVs

As of December 31,
2023
(in millions)
Assets:
Cash and cash equivalents	$33
Fund investments, at fair value:
Structured products	248
Equity securities	3
Total assets	$284
Liabilities:
Other liabilities (1)	$4
Total liabilities	$4
____________________
(1)    Includes $3 million with affiliated entities. The balance is included in “other liabilities” in the consolidated balance sheets.

As of December 31, 2023, the CIVs included derivative contracts with notional amounts totaling $36 million and average notional amounts of $38 million. The fair value of derivative contracts is reported in the “assets of CIVs” or “liabilities of CIVs” in the consolidated balance sheets. The net change in fair value is reported in “fair value gains (losses) on CIVs” in the consolidated statements of operations.

Non-Consolidated VIEs

    As described in Note 2, Outstanding Exposure, the Company monitors all policies in the insured portfolio. Of the approximately 13.8 thousand policies monitored as of December 31, 2023, approximately 13.3 thousand policies are not within the scope of FASB Accounting Standards Codification (ASC) 810 because these financial guaranties relate to the debt obligations of governmental organizations or financing entities established by a governmental organization. The majority of the remaining policies involve transactions where the Company is not deemed to currently have control over the FG VIEs’ most significant activities. As of December 31, 2023 and 2022, the Company identified 46 and 55 policies, respectively, that contain provisions and experienced events that may trigger consolidation.

The Company holds variable interests in non-FG VIEs which are not consolidated, as the Company is not the primary beneficiary. As of December 31, 2023, the Company’s maximum exposure to losses relating to these non-FG VIEs was $350 million, which is limited to the carrying value of these investments of $338 million and other assets of $12 million. Of the $350 million, $273 million is invested through AGAS, of which AGM owns 65%.

8.    Fair Value Measurement

Accounting Policy

The Company carries a significant portion of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit or transfer price). The price represents the price available in the principal market for the asset or

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
liability. If there is no principal market, then the price is based on a hypothetical market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either (i) internally developed models that primarily use, as inputs, market-based or independently sourced market parameters (including, but not limited to, yield curves, interest rates, and debt prices) or (ii) discounted cash flows, using a third party’s proprietary pricing models. In addition to market information, when applicable, the models also incorporate transaction details, such as the instrument’s maturity, and contractual features that reduce the Company’s credit exposure (e.g., collateral rights).

Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company’s creditworthiness and constraints on liquidity. As markets and products develop and the pricing transparency for certain products changes, the Company may refine its methodologies and assumptions. During 2023, no changes were made to the Company’s valuation models that had (or are expected to have) a material impact on the Company’s consolidated balance sheets or statements of operations and comprehensive income.

 The Company’s valuation methods produce fair values that may not be indicative of net realizable value or future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a materially different estimate of fair value at the reporting date.

The categorization within the fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels, with Level 1 being the highest and Level 3 the lowest. The categorization, of an asset or liability, within the hierarchy is based on the lowest level of significant input to its valuation.

Level 1—Quoted prices for identical instruments in active markets. The Company generally defines an active market as a market in which trading occurs at significant volumes. Active markets generally are more liquid and have a lower bid-ask spread than an inactive market.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are (i) determined using pricing models, discounted cash flow methodologies or similar techniques and (ii) at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

    There were no transfers from or into Level 3 during the periods presented.

Carried at Fair Value

Fixed-Maturity Securities

    The fair value of fixed-maturity securities is generally based on prices received from third-party pricing services or alternative pricing sources that provide reasonable levels of price transparency. The pricing services prepare estimates of fair value using their pricing models, which take into account: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, industry and economic events and sector groupings. Additional valuation factors that can be taken into account are nominal spreads and liquidity adjustments. The pricing services evaluate each asset class based on relevant market and credit information, perceived market movements, and sector news.

    In many cases, benchmark yields have proven to be more reliable indicators of the market for a security, as compared to reported trades for infrequently traded securities and distressed transactions. The extent of the use of each input is dependent on the asset class and the market conditions. The valuation of fixed-maturity securities is more subjective when markets are less liquid due to the lack of market based inputs.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
     As of December 31, 2023, the Company used models to price 142 securities. All Level 3 securities were priced with the assistance of independent third parties. The pricing is based on a discounted cash flow approach using the third party’s proprietary pricing models. The models use inputs such as projected prepayment speeds; severity assumptions; recovery lag assumptions; estimated default rates (determined based on an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); home price appreciation/depreciation rates based on macroeconomic forecasts and recent trading activity. The yield used to discount the projected cash flows is determined by reviewing various attributes of the security including collateral type, weighted average life, sensitivity to losses, vintage, and convexity, in conjunction with market data on comparable securities. Significant changes to any of these inputs could have materially changed the expected timing of cash flows within these securities, which could have significantly affected the fair value of the securities.

Short-Term Investments

Short-term investments that are traded in active markets are classified as Level 1 as their value is based on quoted market prices. Securities such as discount notes are classified as Level 2 because these securities are typically not actively traded due to their approaching maturity and, as such, their cost approximates fair value.

Other Assets

Committed Capital Securities (CCS)

    The fair value of AGM Committed Preferred Trust Securities (the AGM CPS), which is reported in “other assets” on the consolidated balance sheets, represents the difference between the present value of the remaining expected put option premium payments under AGM CPS agreement, and the estimated present value that the Company would hypothetically have to pay currently for a comparable security (see Note 9, Credit Facilities). The change in fair value of the AGM CPS are reported in “fair value gains (losses) on committed capital securities” in the consolidated statements of operations. The estimated current cost of the AGM CPS is based on several factors, including AGM CDS spreads, Assured Guaranty’s publicly traded debt and an estimation of the securities’ remaining term. The AGM CPS are classified as Level 3.

Contracts Accounted for as Credit Derivatives

The Company’s credit derivatives primarily consist of insured CDS contracts, and also include interest rate swaps that qualify as derivatives under GAAP, and require fair value measurement with changes in fair value reported in the consolidated statements of operations.

Credit derivative transactions are governed by International Swaps and Derivative Association documentation and have certain characteristics that differ from financial guaranty insurance contracts. For example, the Company’s control rights with respect to a reference obligation under a credit derivative may be more limited than when the Company issues a financial guaranty insurance contract. In addition, there are more circumstances under which the Company may be obligated to make payments. Similar to a financial guaranty insurance contract, the Company would be obligated to pay if the obligor failed to make a scheduled payment of principal or interest in full. In certain transactions the Company also specifically agreed to pay if the obligor were to become bankrupt or if the reference obligation were restructured. Furthermore, the Company may be required to make a payment due to an event that is unrelated to the performance of the obligation referenced in the credit derivative. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. In that case, the Company may be required to make a termination payment to its swap counterparty upon such termination. The Company did not enter into CDS contracts with the intent to trade these contracts Additionally, the Company may not unilaterally terminate a CDS contract absent an event of default or termination event that entitles the Company to terminate such contract. However, for certain CDS transactions, the Company has mutually negotiated with various counterparties to terminate such transactions. In transactions where the counterparty does not have the right to terminate, such transactions were generally terminated for an amount that approximated the present value of future premiums (or for a negotiated amount), rather than fair value.

The terms of the Company’s CDS contracts differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms generally include the absence of collateral support agreements or immediate settlement provisions. In addition, the Company employs relatively high attachment points and does not exit derivatives it sells, except under specific circumstances such as mutually negotiated agreements with counterparties.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Management considers the non-standard terms of the Company’s credit derivative contracts in determining the fair value of these contracts.

    Due to the lack of quoted prices and other observable inputs for its instruments or for similar instruments, the Company determines the fair value of its credit derivative contracts primarily through internally developed, proprietary models that use both observable and unobservable market data inputs. There is no established market where financial guaranty insured credit derivatives are actively traded; therefore, management has determined that the exit market for the Company’s credit derivatives is a hypothetical one based on its entry market. These contracts are classified as Level 3 in the fair value hierarchy as there are multiple unobservable inputs deemed significant to the valuation model, most importantly the Company’s estimate of the value of the non-standard terms and conditions of its credit derivative contracts. The fair value of the Company’s credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads and the credit ratings of referenced entities.

As of December 31, 2023 and December 31, 2022, the net par outstanding of credit derivatives (which was all investment grade) was $169 million and $183 million, respectively, and the fair value of credit derivatives was a liability of $2 million and $3 million, respectively. The change in fair value of credit derivatives recorded in “other income (loss)” was a gain of $1 million in 2023 and loss of $1 million in 2022. The estimated remaining weighted average life of credit derivatives was 5.4 years and 5.8 years at December 31, 2023 and December 31, 2022, respectively.

FG VIEs’ Assets and Liabilities

FG VIEs include Puerto Rico Trusts and structured finance FG VIEs. Assets in the Puerto Rico Trusts, consisted of trust certificates as of December 31, 2023, and of New Recovery Bonds and trust certificates as of December 31, 2022, classified as Level 2. The Company elected the FVO for the Puerto Rico Trusts’ liabilities and they are classified as Level 3. See “ - Fixed Maturity Securities” above for a description of the fair value methodology for the New Recovery Bonds and certain trust certificates in the Puerto Rico Trusts. Structured finance FG VIEs’ assets and liabilities are carried at fair value under the FVO and are classified as Level 3.

The fair value of the residential mortgage loan FG VIEs’ assets is generally sensitive to changes in estimated prepayment speeds; estimated default rates (determined on the basis of an analysis of collateral attributes such as: historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); yields implied by market prices for similar securities; and, as applicable, house price depreciation/appreciation rates based on macroeconomic forecasts. Significant changes to some of these inputs could have materially changed the fair value of the FG VIEs’ assets and the implied collateral losses within these transactions. In general, the fair value of the FG VIEs’ assets is most sensitive to changes in the projected collateral losses, where an increase in collateral losses typically leads to a potential decrease in the fair value of FG VIEs’ assets, while a decrease in collateral losses typically leads to an increase in the fair value of FG VIEs’ assets.

The prices of the assets and liabilities of the FG VIEs are generally determined with the assistance of an independent third party, based on a discounted cash flow approach. The third party pricing service utilizes an internal model to determine an appropriate yield at which to discount the cash flows of the security, by factoring in collateral types, weighted-average lives, and other structural attributes specific to the security being priced. The expected yield is further calibrated by utilizing algorithms designed to aggregate market color, received by the independent third party, on comparable bonds.

The models used to price the FG VIEs’ liabilities (other than the liabilities of the Puerto Rico Trusts) generally apply the same inputs used in determining fair value of FG VIEs’ assets. For those liabilities insured by the Company, the benefit of the Company’s insurance policy guaranteeing the timely payment of debt service is also taken into account. The liabilities of the Puerto Rico Trusts are priced based on the value of the assets in the Puerto Rico Trusts including the value of the insurance subsidiaries’ financial guaranty policies.

Significant changes to any of the inputs described above could materially change the timing of expected losses within an insured transaction. This is a significant factor in determining the implied benefit of the Company’s insurance policy which guarantees the timely payment of principal and interest for the insured tranches of debt issued by the FG VIEs. In general, extending the timing of expected loss payments by the Company typically leads to a decrease in the value of the Company’s insurance and a decrease in the fair value of the Company’s FG VIEs’ liabilities with recourse, while a shortening of the timing of expected loss payments by the Company typically could lead to an increase in the value of the Company’s insurance and an increase in the fair value of the Company’s FG VIEs’ liabilities with recourse.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Assets and Liabilities of CIVs

Investments held by CIVs which are quoted on a national securities exchange are valued at their last reported sale price on the reporting date. Investments held by CIVs which are traded over-the-counter reflect third-party data generally at the average of dealer offer and bid prices. The valuation methodology may include, but is not limited to: (i) performing price comparisons with similar investments; (ii) obtaining valuation-related information from issuers; (iii) calculating the present value of future cash flows; (iv) assessing other data related to the investment that is an indication of value; (v) obtaining information provided by third parties; and/or (vi) evaluating information provided by the investment manager. Inputs may include dealer price quotations, yield curves, credit curves, forward/CDS/index spreads, prepayments rates, strike and expiry dates, volatility statistics and other factors. Investments in private equity funds are generally valued utilizing NAV.

Significant changes to any of the inputs described above could have a material effect on the fair value of the consolidated assets and liabilities.

Amounts recorded at fair value in the Company’s financial statements are presented in the tables below.

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2023

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Fixed-maturity securities, available-for-sale
Obligations of state and political subdivisions	$—	$1,320	$—	$1,320
U.S. government securities	—	32	—	32
Corporate securities	—	1,105	—	1,105
Mortgage-backed securities:
RMBS	—	31	146	177
CMBS	—	54	—	54
Asset-backed securities	—	32	382	414
Non-U.S. government securities	—	100	—	100
Total fixed-maturity securities, available-for-sale	—	2,674	528	3,202
Fixed-maturity securities, trading	—	107	—	107
Short-term investments	1,220	4	—	1,224
Other invested assets (1)	—	—	2	2
FG VIEs’ assets	—	15	150	165
Assets of CIVs:
Structured products	—	59	189	248
Equity securities	—	3	—	3
Total assets of CIVs	—	62	189	251
Other assets	—	—	6	6
Total assets carried at fair value	$1,220	$2,862	$875	$4,957
Liabilities:
FG VIEs’ liabilities (2)	$—	$—	$321	$321
Other liabilities	—	—	2	2
Total liabilities carried at fair value	$—	$—	$323	$323

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2022

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Fixed-maturity securities, available-for-sale
Obligations of state and political subdivisions	$—	$1,829	$2	$1,831
U.S. government securities	—	62	—	62
Corporate securities	—	1,166	—	1,166
Mortgage-backed securities:
RMBS	—	18	170	188
CMBS	—	111	—	111
Asset-backed securities	—	12	371	383
Non-U.S. government securities	—	98	—	98
Total fixed-maturity securities,available-for-sale	—	3,296	543	3,839
Fixed-maturity securities, trading	—	127	—	127
Short-term investments	417	39	—	456
Other invested assets (1)	—	—	4	4
FG VIEs’ assets	—	86	173	259
Other assets	—	—	22	22
Total assets carried at fair value	$417	$3,548	$742	$4,707
Liabilities:
FG VIEs’ liabilities (2)	$—	$—	$393	$393
Other liabilities	—	—	3	3
Total liabilities carried at fair value	$—	$—	$396	$396
____________________
(1)    Includes Level 3 mortgage loans that are recorded at fair value on a non-recurring basis.
(2)    Includes FG VIEs’ liabilities with recourse of $312 million and $382 million, at fair value, as of December 31, 2023 and December 31, 2022, respectively, and FG VIEs’ liabilities without recourse of $9 million and $11 million, at fair value, as of December 31, 2023 and December 31, 2022, respectively.

Changes in Level 3 Fair Value Measurements

The tables below present a roll forward of the Company’s Level 3 financial instruments carried at fair value on a recurring basis during the years ended December 31, 2023 and 2022.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2023

	Fixed-Maturity Securities, Available-for-Sale								Assets of CIVs
	Obligations of State and Political Subdivisions		RMBS		Asset- Backed Securities		FG VIEs’ Assets		Structured Products		Equity Securities		Other (7)
	(in millions)
Fair value as of December 31, 2022	$2		$170		$371		$173		$—		$—		$24
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	1	(1)	12	(1)	1	(1)	4	(4)	19	(5)	(2)	(5)	(14)	(3)
Other comprehensive income (loss)	(1)		(8)		13		—		—		—		—
Purchases	—		—		9		—		5		4		—
Sales	—		—		(2)		—		—		(2)		—
Settlements	(2)		(28)		(10)		(27)		—		—		(4)
Consolidations	—		—		—		—		165		—		—
Fair value as of December 31, 2023	$—		$146		$382		$150		$189		$—		$6
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2023 included in:
Earnings							$3	(4)	$10	(5)	$—		$(14)	(3)
OCI	$—		$(7)		$12								$—

Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2023

	Credit Derivative Liability, net (6)		FG VIEs’ Liabilities (8)
	(in millions)
Fair value as of December 31, 2022	$(3)		$(393)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	1	(2)	—	(4)
Other comprehensive income (loss)	—		1
Settlements	—		71
Fair value as of December 31, 2023	$(2)		$(321)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2023 included in:
Earnings	$1	(2)	$(1)	(4)
OCI			$1

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Roll Forward of Level 3 Assets (Liabilities) at Fair Value on a Recurring Basis
Year Ended December 31, 2022

	Fixed-Maturity Securities, Available-for-Sale									Credit Derivative Liability, net (6)
	Obligations of State and Political Subdivisions	RMBS		Asset- Backed Securities		FG VIEs’ Assets		Other (7)				FG VIEs’ Liabilities (8)
	(in millions)
Fair value as of December 31, 2021	$2	$203		$399		$229		$13		$(1)		$(260)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	—	15	(1)	1	(1)	(12)	(4)	12	(3)	(1)	(2)	26	(4)
Other comprehensive income (loss)	1	(34)		(21)		—		(1)		—		(4)
Purchases	—	22		35		—		—		—		—
Sales	—	—		(7)		—		—		—		—
Settlements	(1)	(36)		(36)		(44)		—		(1)		55
Consolidations	—	—		—		—		—		—		(210)
Fair value as of December 31, 2022	$2	$170		$371		$173		$24		$(3)		$(393)
Change in unrealized gains (losses) related to financial instruments held as of December 31, 2022 included in:
Earnings						$(12)	(4)	$12	(3)	$(2)	(2)	$32	(4)
OCI	$1	$(30)		$(20)		$—		$(1)				$(4)
____________________
(1)    Included in “net realized investment gains (losses)” and “net investment income.”
(2)    Included in “other income (loss).”
(3)    Reported in “fair value gains (losses) on CCS”, “net investment income” and “other income (loss).”
(4)    Reported in “fair value gains (losses) on FG VIEs.”
(5)    Reported in “fair value gains (losses) on CIVs.”
(6)    Represents the net position of credit derivatives. Credit derivative assets (reported in “other assets”) and credit derivative liabilities (reported in “other liabilities”) are shown as either assets or liabilities in the consolidated balance sheets based on net exposure by transaction.
(7)    Includes CCS and other invested assets.
(8)    Includes FG VIEs’ liabilities with recourse and FG VIEs’ liabilities without recourse.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Level 3 Fair Value Disclosures

Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2023

Financial Instrument Description	Fair Value Assets (Liabilities) (in millions)	Significant Unobservable Inputs	Range			Weighted Average (4)
Investments (2):
Fixed-maturity securities, available-for-sale (1):
RMBS	$146	CPR	1.6%	-	10.0%	3.2%
		CDR	2.6%	-	11.3%	4.8%
		Loss severity	55.0%	-	100.0%	81.6%
		Yield	7.5%	-	11.3%	8.9%
Asset-backed securities:
Life insurance transaction	31	Yield	7.8%
CLOs	351	Discount margin	1.1%	-	7.8%	2.5%
FG VIEs’ assets (1)	150	CPR	0.2%	-	21.4%	7.9%
		CDR	1.9%	-	41.0%	9.8%
		Loss severity	45.0%	-	100.0%	81.5%
		Yield	7.5%	-	10.7%	7.6%
Assets of CIVs (3):
Structured products	189	Yield	14.7%	-	21.4%	18.0%
Other assets (1)	6	Implied Yield	7.8%
		Term (years)	10 years
Credit derivative liabilities, net	(2)	Internal credit rating	AA-	-	BBB+	A-
FG VIEs’ liabilities (1)	(321)	CPR	0.2%	-	21.4%	7.9%
		CDR	1.9%	-	41.0%	9.8%
		Loss severity	45.0%	-	100.0%	81.5%
		Yield	5.0%	-	10.7%	6.0%
___________________
(1)    Discounted cash flow is used as the primary valuation technique.
(2)    Excludes several investments reported in “other invested assets” with fair value of $2 million.
(3)    The primary valuation technique uses the income and/or market approach; the key inputs to the valuation are yield/discount rates and market multiples.
(4)    Weighted average is calculated as a percentage of current par outstanding for all categories except for assets of CIVs, for which it is calculated as a percentage of fair value.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
 Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2022

Financial Instrument Description (1)	Fair Value Assets (Liabilities) (in millions)	Significant Unobservable Inputs	Range			Weighted Average as a Percentage of Current Par Outstanding
Investments (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$2	Yield	13.5%
RMBS	170	CPR	3.9%	-	12.8%	7.6%
		CDR	3.1%	-	12.0%	5.6%
		Loss severity	55.0%	-	100.0%	81.5%
		Yield	7.5%	-	11.3%	8.9%
Asset-backed securities:
Life insurance transaction	31	Yield	11.3%
CLOs	340	Discount margin	1.8%	-	4.1%	3.1%
FG VIEs’ assets	173	CPR	0.9%	-	21.9%	13.4%
		CDR	2.5%	-	41.0%	7.4%
		Loss severity	45.0%	-	100.0%	80.9%
		Yield	6.7%	-	10.9%	7.7%
Other assets	22	Implied Yield	7.7%
		Term (years)	10 years
Credit derivative liabilities, net	(3)	Internal credit rating	AA	-	BBB+	A-
FG VIEs’ liabilities	(393)	CPR	0.9%	-	21.9%	9.4%
		CDR	2.5%	-	41.0%	5.2%
		Loss severity	45.0%	-	100.0%	56.8%
		Yield	4.8%	-	10.9%	6.1%
___________________
(1)    Discounted cash flow is used as the primary valuation technique for all financial instruments listed in this table, except for credit derivatives.
(2)    Excludes several investments reported in “other invested assets” with fair value of $4 million.

Not Carried at Fair Value

Financial Guaranty Insurance Contracts

    Fair value is based on management’s estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company’s in-force book of financial guaranty insurance business. It is based on a variety of factors that include pricing assumptions management has observed for portfolio transfers, commutations, and acquisitions that have occurred in the financial guaranty market, and also includes adjustments for stressed losses, ceding commissions and return on capital. The Company classified the fair value of financial guaranty insurance contracts as Level 3.

AGC Surplus Note

The fair value of the surplus note issued by AGC to AGM was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the surplus note was classified as Level 3.

Loans Receivable from Affiliate

    The fair value of the loans receivable from affiliate was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the loans receivable was classified as Level 3.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Assets of CIVs

Cash equivalents are recorded at cost which approximates fair value. The carrying value approximates fair value of these items and are considered Level 1 in the fair value hierarchy.

    The carrying amount and estimated fair value of the Company’s financial instruments not carried at fair value are presented in the following table.

Fair Value of Financial Instruments Not Carried at Fair Value

	As of December 31, 2023		As of December 31, 2022
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in millions)
Assets (liabilities):
AGC surplus note	$300	$282	$300	$279
Loans receivable from affiliate	163	157	163	155
FG VIE’ assets	—	—	54	54
Assets of CIVs	19	19	—	—
Other assets (including other invested assets)	45	46	44	45
Financial guaranty insurance contracts (1)	(1,384)	(1,100)	(1,500)	(345)
FG VIE’ liabilities	—	—	(2)	(2)
____________________
(1)    Carrying amount includes the assets and liabilities related to financial guaranty insurance contract premiums, losses, and salvage and subrogation and other recoverables net of reinsurance.

9.    Credit Facilities

Committed Capital Securities

AGM is party to an arrangement that enables it to access, at its discretion, up to $200 million of capital, at any time, and has the right to use such capital for any purpose, including to pay claims.

The arrangement entails four custodial trusts (Sutton Capital Trust I, II, III and IV), each of which issued $50 million face amount of “committed capital securities” and invested the proceeds of that issuance in eligible assets that would enable the trust to have the cash necessary to respond to AGM’s exercise of a put option.

The put option consists of a right that AGM has, pursuant to separate put agreements that AGM entered into with each of the trusts, to issue to each trust $50 million of non-cumulative redeemable perpetual preferred stock, in exchange for an equivalent amount of cash (i.e., an aggregate of $200 million). When AGM exercises its put option, the relevant trust(s) must liquidate the portfolio of high-quality, liquid assets that it currently maintains and use the liquidation proceeds to purchase AGM preferred stock, as applicable.

The put agreements have no scheduled termination date or maturity, but may be terminated upon the occurrence of certain specified events.

None of the events that would give rise to a termination of the put agreements have occurred. Accordingly, AGM currently has the ability to exercise put options to raise up to $200 million of capital at any time.

10.    Income Taxes

    AGM files its U.S. federal tax return as a part of the consolidated group for Assured Guaranty US Holdings Inc. (AGUS), an indirect parent holding company.  Each member of the AGUS consolidated tax group is part of a tax sharing agreement and pays or receives its proportionate share of the consolidated regular federal tax liability for the group as if each company filed on a separate return basis. The Company’s U.K. and French subsidiaries are subject to income taxes imposed by U.K. and French authorities, respectively, and file applicable tax returns.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Accounting Policy

The provision for income taxes consists of an amount for taxes currently payable and an amount for deferred taxes. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized.

Non-interest-bearing tax and loss bonds are purchased in the amount of the tax benefit that results from deducting statutory basis contingency reserves as provided under Internal Revenue Code Section 832(e). The Company records the purchase of tax and loss bonds in deferred taxes.

The Company recognizes tax benefits only if a tax position is “more likely than not” to prevail.

The Company elected to account for tax associated with Global Intangible Low-Taxed Income as a current-period expense when incurred.

Deferred and current tax assets and liabilities are reported in “other assets” or “other liabilities” on the consolidated balance sheets.

Tax Assets (Liabilities)

Deferred and Current Tax Assets (Liabilities)

	As of December 31,
	2023	2022
	(in millions)
Net deferred tax assets (liabilities)	$47	$60
Net current tax assets (liabilities)	28	54

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Components of Net Deferred Tax Assets (Liabilities)

	As of December 31,
	2023	2022
	(in millions)
Deferred tax assets:
Investments	$—	$9
Net operating loss (NOL)	7	11
Net unrealized investment losses	37	48
Foreign tax credit (FTC)	—	5
Rent	14	16
Depreciation	10	8
Loss and LAE reserve	14	—
FG VIEs	15	6
Unearned premium reserves, net	—	13
Other	2	6
Total deferred tax assets	99	122

Deferred tax liabilities:
Investments	18	—
Unearned premium reserves, net	6	—
Deferred ceding commission	10	14
Lease	13	14
Loss and LAE reserve	—	18
Deferred compensation	3	6
Unrealized gain on CCS	1	5
Other	1	—
Total deferred tax liabilities	52	57
Less: Valuation allowance	—	5
Net deferred tax assets (liabilities)	$47	$60

As of December 31, 2023, the Company had gross deferred tax assets for certain non-U.S. NOL carryforwards of approximately $7 million which do not expire.

Valuation Allowance

    During 2023, the Company recorded a return to provision adjustment, which included the utilization of $3 million in FTC, thereby reducing the Company’s FTC from $5 million as of December 31, 2022 to $2 million. As of December 31, 2023, the Company believes that the weight of the positive evidence outweighs the negative evidence regarding the realization of the Company’s FTC, resulting in the release of the corresponding $2 million valuation allowance.

During 2022, the Company recorded a return to provision adjustment, which included the utilization of $5 million in foreign tax credits, thereby reducing the Company's FTC from $24 million as of December 31, 2021 to $5 million as of December 31, 2022. FTCs were established under the 2017 Tax Cuts and Jobs Act for use against regular tax in future years, and will expire in 2027. In analyzing the future realizability of FTCs, the Company notes limitations on future foreign source income due to overall foreign losses as negative evidence. After reviewing positive and negative evidence, the Company came to the conclusion that it is more likely than not that the remaining FTC of $5 million will not be utilized, and therefore maintained a valuation allowance with respect to this tax attribute, resulting in a decrease in the valuation allowance from $24 million as of December 31, 2021 to $5 million as of December 31, 2022.

    The Company came to the conclusion that it is more likely than not that the deferred tax assets will be fully realized after weighing all positive and negative evidence available as required under GAAP. The positive evidence that was considered included the cumulative income the Company has earned over the last three years, and the significant unearned premium income to be included in taxable income. The positive evidence outweighs any negative evidence that exists. As such, the

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Company believes that no valuation allowance is necessary in connection with the remaining deferred tax assets. The Company will continue to analyze the need for a valuation allowance on a quarterly basis.

Changes in market conditions during 2023 and 2022, including rising interest rates, resulted in the recording of deferred tax assets related to net unrealized tax capital losses. When assessing recoverability of these deferred tax assets, the Company considers the ability and intent to hold the underlying securities to recovery in value, if necessary, as well as other factors as noted above. As of December 31, 2023, based on all available evidence, including capital loss carryback capacity, the Company concluded that the deferred tax assets related to the unrealized tax capital losses on the available-for-sale securities portfolios are, more likely than not, expected to be realized.

Provision for Income Taxes

The components of the provision (benefit) for income taxes were as follows:

Current and Deferred Provision (Benefit) for Income Taxes

	Year Ended December 31,
	2023	2022
	(in millions)
Current provision (benefit) for income taxes:
Federal	$38	$14
State and local	—	1
Total current	$38	$15
Deferred provision (benefit) for income taxes:
Federal	$—	$(15)
Foreign	2	(15)
Total deferred	$2	$(30)
Total provision (benefit) for income taxes	$40	$(15)

The Company’s overall effective tax rate fluctuates based on the distribution of income across jurisdictions. The effective tax rates reflect the proportion of income recognized by each of the Company’s operating subsidiaries, with

•U.S. subsidiaries taxed at the U.S. marginal corporate income tax rate of 21% in 2023 and 2022;
•the French subsidiary taxed at the French marginal corporate tax rate of 25% in 2023 and 2022;
•the U.K. subsidiary taxed at the U.K. blended marginal corporate tax rate of 23.5% for the full year 2023, and 19% for the periods between April 1, 2017 and March 31, 2023. For periods subsequent to April 1, 2023, the U.K. corporation tax rate was increased to 25%.

    A reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions is presented below.

Effective Tax Rate Reconciliation

	Year Ended December 31,
	2023	2022
	(in millions)
Expected tax provision (benefit)	$63	$14
Tax-exempt interest	(9)	(8)
Foreign taxes	(1)	(3)
Return to provision adjustment	(5)	(19)
Noncontrolling interest	(6)	—
Other	(2)	1
Total provision (benefit) for income taxes	$40	$(15)
Effective tax rate	13.2%	(22.2)%

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
The expected tax provision (benefit) is calculated as the sum of pre-tax income in each jurisdiction multiplied by the statutory tax rate of the jurisdiction by which it will be taxed. Where there is a pre-tax loss in one jurisdiction and pre-tax income in another, the total combined expected tax rate may be higher or lower than any of the individual statutory rates.

    The following tables present pre-tax income and revenue by jurisdiction.

Pre-tax Income (Loss) by Tax Jurisdiction

	Year Ended December 31,
	2023	2022
	(in millions)
U.S.	$288	$105
U.K.	21	(24)
France	(8)	(16)
Total	$301	$65

Revenue by Tax Jurisdiction

	Year Ended December 31,
	2023	2022
	(in millions)
U.S.	$465	$281
U.K.	39	(12)
France	1	(8)
Total	$505	$261

    Pre-tax income by jurisdiction may be disproportionate to revenue by jurisdiction to the extent that insurance losses incurred are disproportionate.

Audits

    As of December 31, 2023, AGUS had open tax years with the U.S. Internal Revenue Service (IRS) for 2018 forward and is currently under audit for the 2018 and 2019 tax years. In September 2022, His Majesty’s Revenue & Customs (HMRC) completed a business risk review of Assured Guaranty that commenced in July 2022 and assigned a low-risk rating for corporate taxes in the U.K. In December 2023, HMRC issued an inquiry into the Company’s 2021 U.K. tax returns. As of December 31, 2023, the Company's U.K. subsidiaries had open tax years with HMRC for 2021 forward. The Company’s French subsidiary is not currently under examination and has open tax years of 2019 forward.

Uncertain Tax Positions

During the years ended December 31, 2023 and 2022, there were no unrecognized tax benefits. There were no accruals for the payment of interest and penalties related to income taxes as of each of December 31, 2023 and 2022.

11.    Insurance Company Regulatory Requirements

    The following table summarizes the policyholder’s surplus and net income amounts reported to the New York State Department of Financial Services (NYDFS) by AGM. The discussion that follows describes the basis of accounting and differences to GAAP.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Insurance Regulatory Amounts Reported

	Policyholders’ Surplus		Net Income (Loss)
	As of December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in millions)
AGM (1)	$2,646	$2,747	$209	$163
____________________
(1)    Policyholders’ surplus is net of contingency reserves of $876 million and $855 million as of December 31, 2023 and December 31, 2022, respectively.

Basis of Regulatory Financial Reporting

United States

AGM’s ability to pay dividends depends, among other things, upon its financial condition, results of operations, cash requirements, compliance with rating agency requirements, and is also subject to restrictions contained in the insurance laws and related regulations of its state of domicile and other states. Financial statements prepared in accordance with accounting practices prescribed or permitted by local insurance regulatory authorities differ in certain respects from GAAP.

AGM prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners (NAIC) and NYDFS. Prescribed statutory accounting practices (SAP) are set forth in the NAIC Accounting Practices and Procedures Manual. AGM has no permitted accounting practices on a statutory basis.

GAAP differs in certain significant respects from the U.S. insurance companies’ SAP prescribed or permitted by insurance regulatory authorities. The principal differences result from the SAP listed below:

•Upfront premiums are earned upon expiration of risk and installment premiums are earned on a pro-rata basis over the installment period, rather than in proportion to the amount of insurance protection provided under GAAP. The timing of premium accelerations may also differ between SAP and GAAP. Under GAAP, premiums are accelerated only upon the legal defeasance of an insured obligation, whereas statutory premiums may be accelerated earlier if an insured obligation is economically defeased prior to legal defeasance.
•Acquisition costs are charged to expense as incurred rather than expensed over the period that the related premiums are earned under GAAP. Ceding commission income is earned immediately except for amounts in excess of acquisition costs, which are deferred, rather than fully deferred under GAAP.
•A contingency reserve is established according to applicable insurance laws, whereas no such reserve is required under GAAP.
•Certain assets designated as “non-admitted assets” are charged directly to statutory surplus, rather than reflected as assets under GAAP.
•Investments in subsidiaries are carried on the balance sheet on the equity basis, to the extent admissible, rather than consolidated with the parent under GAAP.
•The amount of admitted deferred tax assets are subject to an adjusted surplus threshold and subject to a limitation calculated in accordance with SAP. Under GAAP there is no non-admitted asset determination, rather a valuation allowance is recorded to reduce the deferred tax asset to an amount that is more likely than not to be realized.
•Insured credit derivatives are accounted for as insurance contracts rather than accounted for as derivative contracts that are measured at fair value under GAAP.
•Bonds are reported at either amortized cost or the lower of amortized cost or fair value, rather than classified as available-for-sale or trading securities and carried at fair value under GAAP.
•The impairment model for fixed-maturity securities classified as available-for-sale under GAAP differs from the statutory impairment model. Under SAP, fixed-maturity securities that have been determined to be other-than-temporarily impaired, are written down to fair value or the present value of cash flows. Under GAAP, an allowance for credit losses is established and can be reversed for subsequent increases in expected cash flows.
•Insured obligations of VIEs, where the Company is deemed the primary beneficiary, are accounted for as insurance contracts. Under GAAP, such VIEs are consolidated and any transactions with the Company are eliminated.
•Acquisitions are accounted for as either statutory purchases or statutory mergers, rather than under the purchase method under GAAP.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
•Losses are discounted at pre-tax book yields, and recorded when there is a significant credit deterioration on specific insured obligations and the obligations are in default or default is probable. Under GAAP, expected losses are discounted at the risk free rate at the end of each reporting period and are recorded only to the extent they exceed deferred premium revenue.
•The present value of contractual or expected installment premiums and commissions are not recorded on the balance sheet as they are under GAAP.
•The put options in CCS are not accounted for as derivatives as they are under GAAP.
•Non-USD denominated unearned premiums reserve is remeasured at current exchange rates. rather than carried at historical rates under GAAP.

United Kingdom

AGUK prepares its Solvency and Financial Condition Report and other required regulatory financial reports based on Prudential Regulation Authority and Solvency II Regulations (Solvency II). As of December 31, 2023 AGUK’s eligible own funds were an estimated £528 million (or $672 million). As of December 31, 2022 AGUK’s own funds were an estimated £592 million (or $716 million).

France

AGE prepares its Solvency and Financial Condition Report and other required regulatory financial reports based on Autorité de Contrôle Prudentiel et de Résolution (ACPR) regulations and Solvency II. As of December 31, 2023 AGE’s own funds were an estimated €44 million (or $49 million). As of December 31, 2022 AGE’s own funds were an estimated €52 million (or $56 million).

Dividend Restrictions and Capital Requirements

United States

    Under the New York insurance law, AGM may only pay dividends out of "earned surplus," which is the portion of an insurer’s surplus that represents the net earnings, gains or profits (after deduction of all losses) that have not been distributed to the insurer’s shareholders as dividends, transferred to stated capital or capital surplus, or applied to other purposes permitted by law, but does not include unrealized appreciation of assets. AGM may pay dividends without the prior approval of the New York State Department of Financial Services Superintendent (New York Superintendent) in an amount that, together with all dividends declared or distributed by it during the preceding 12 months, does not exceed the lesser of 10% of its policyholders’ surplus (as of its last annual or quarterly statement filed with the New York Superintendent) or 100% of its adjusted net investment income during that period.

    The maximum amount available during 2024 for AGM to distribute as dividends without regulatory approval is estimated to be approximately $265 million. Of such $265 million, $47 million is estimated to be available for distribution in the first quarter of 2024.

United Kingdom

U.K. company law prohibits AGUK from declaring a dividend to its shareholders unless it has “profits available for distribution.” The determination of whether a company has profits available for distribution is based on its accumulated realized profits less its accumulated realized losses. While the U.K. insurance regulatory laws impose no statutory restrictions on a general insurer’s ability to declare a dividend, the Prudential Regulation Authority’s capital requirements may in practice act as a restriction on dividends for AGUK. In 2023, AGUK paid a dividend of $127 million to AGM.

France

French company law prohibits AGE from declaring a dividend to its shareholders unless it has “profits and /or reserves available for distribution.” The determination of whether a company has profits available for distribution is based on its accumulated realized profits less its accumulated realized losses. While French law imposes no statutory restrictions on an insurer’s ability to declare a dividend, the ACPR’s capital requirements may, in practice, act as a restriction on dividends for AGE.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Dividend Restrictions and Capital Requirements

The Company paid dividends of $257 million and $266 million to AGMH during the years ended December 31, 2023 and 2022, respectively.

12.    Related Party Transactions

Accounting Policy

The Company follows ASC 850, “Related Party Transactions,” for the identification and disclosure of related party transactions. Pursuant to ASC 850, related parties include: (i) the Company’s affiliates; (ii) entities for which investments in their equity securities would be required, absent the election of the FVO to be accounted for by the equity method; (iii) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; (iv) the Company’s principal owners; (v) the Company’s management; (vi) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (vii) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Related party amounts and transactions disclosed in this note include transactions with “Related Persons” as defined in Item 404 of Securities and Exchange Commission’s Regulation S-K as well as “related parties” as defined in ASC 850.

AGM participates in AGL's long term incentive plans. AGL follows the fair value recognition provisions for share based compensation expense. The Company is allocated its proportionate share of all compensation expense based on time studies conducted annually, in accordance with the Amended and Restated Service Agreement (the Group Service Agreement).

Support of AGUK and AGE

AGM provides support to its subsidiaries, AGUK and AGE, through reinsurance and other agreements.

AGM Support of AGUK

AGM and AGUK implemented in 2011 a co-guarantee structure pursuant to which (i) AGUK directly guarantees a specified portion of the public finance obligations issued in a particular transaction rather than guaranteeing 100% of the issued obligations; (ii) AGM directly guarantees the balance of the guaranteed public finance obligations; and (iii) AGM also provides a second-to-pay guarantee for AGUK’s portion of the guaranteed public finance obligations (Public Finance Co-Guarantee Structure). The current co-guarantee split for public finance business, which has been in effect since October 2018, is 15% AGUK and 85% AGM.

Separate and apart from the Public Finance Co-Guarantee Structure, AGM provides support to AGUK through a quota share and excess of loss reinsurance agreement (Reinsurance Agreement) and a net worth maintenance agreement (Net Worth Agreement). Under the quota share cover of the Reinsurance Agreement, AGM reinsures approximately 95-99% of AGUK’s retention (after cessions to other reinsurers) of most of the outstanding financial guaranties that AGUK wrote prior to the implementation of the Public Finance Co-Guarantee Structure in 2011.

The quota share cover of the Reinsurance Agreement also obligates AGM to reinsure 85% of municipal, utility, project finance or infrastructure risks or similar business that AGUK writes from and after October 2018 without utilizing the Public Finance co-guarantee structure. Currently, there is no such outstanding business at AGUK.

AGM secures its quota share reinsurance obligations to AGUK under the Reinsurance Agreement by posting collateral in trust equal to 102% of the sum of AGM’s assumed share of the following in respect of the reinsured AGUK policies: (i) AGUK’s unearned premium reserve (net of AGUK’s reinsurance premium payable to AGM); (ii) AGUK’s provisions for unpaid losses and allocated LAE (net of any salvage recoverable); and (iii) any unexpired risk provisions of AGUK, in each case (i) - (iii) as calculated by AGUK in accordance with generally accepted accounting practice in the U.K. (UK GAAP).

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Under the excess of loss cover of the Reinsurance Agreement, AGM is obligated to pay AGUK quarterly the amount (if any) by which (i) the sum of (a) AGUK’s incurred losses, calculated in accordance with UK GAAP as reported by AGUK in its financial returns filed with the Prudential Regulation Authority (PRA); and (b) AGUK’s paid losses and LAE, in both cases net of all other performing reinsurance (including the reinsurance provided by AGM under the quota share cover of the Reinsurance Agreement), exceeds (ii) an amount equal to (a) AGUK’s capital resources under U.K. law minus (b) 110% of the greatest of the amounts as may be required by the PRA as a condition for maintaining AGUK’s authorization to carry on a financial guarantee business in the U.K. The purpose of this excess of loss cover is to ensure that AGUK maintains capital resources equal to at least 110% of the most stringent amount of capital that it may be required to maintain as a condition to carrying on a financial guarantee business in the U.K.

AGUK may terminate the Reinsurance Agreement (i.e., both its quota share and excess of loss covers) upon the occurrence of any of the following events: (i) AGM’s rating by Moody’s Investors Service, Inc. falls below “Aa3” or its rating by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC falls below “AA-” (and AGM fails to restore such rating(s) within a prescribed period of time); (ii) AGM’s insolvency, failure to maintain the minimum capital required under the laws of AGM’s domiciliary jurisdiction, filing a petition in bankruptcy, going into liquidation or rehabilitation or having a receiver appointed; or (iii) AGM’s failure to maintain its required collateral described above.

Under the Net Worth Agreement, AGM is obligated to make capital contributions to AGUK in amounts sufficient to ensure that AGUK maintains capital resources equal to 110% of the greatest of the amounts as may be required by the PRA as a condition of AGUK maintaining its authorization to carry on a financial guarantee business in the U.K., provided that such contributions (i) do not exceed 35% of AGM's policyholders’ surplus as determined by the laws of the State of New York, and (ii) are in compliance with a provision of the New York Insurance Law requiring notice to, or approval by, the NYDFS for transactions between affiliates that exceed certain thresholds. The Net Worth Agreement obligates AGM to provide AGUK with support similar to that which AGM also provides AGUK under the excess of loss cover of the Reinsurance Agreement, except the latter is meant to protect against erosion of AGUK’s capital resources due to insurance and/or reinsurance losses in AGUK’s insured portfolio, while the former is meant to protect against an erosion of AGUK’s capital resources for other reasons (e.g., poor investment performance, origination expenses exceeding premium). Given this purpose, the Net Worth Agreement clarifies that any amounts due thereunder must take into account all amounts paid, or reasonably expected to be paid, under the Reinsurance Agreement. The Net Worth Agreement also includes termination provisions substantially similar to those in the Reinsurance Agreement. AGM has never been required to make any contributions to AGUK’s capital under the current Net Worth Agreement.

AGM Support of AGE

AGM has in place with AGE similar reinsurance and capital support agreements as are in place with AGUK. AGM’s agreements with AGE generally apply to all AGE policies that insure public finance business in European Economic Area (EEA) jurisdictions. The agreements consist of:

(i) a quota share reinsurance agreement between AGE and AGM pursuant to which AGM provides the same reinsurance to AGE in respect of business that was transferred to AGE by AGUK pursuant to Part VII of the Financial Services and Markets Act 2000 (FSMA) (Part VII Transfer) effective October 1, 2020 as AGM provided to AGUK prior to such transfer;

(ii) a second quota share reinsurance agreement whereby AGM provides AGE with 90% proportional reinsurance for:

a.    certain business transferred to AGE pursuant to the Part VII Transfer that was not reinsured by AGM when such business was part of AGUK's insured portfolio (varying portions of AGM’s assumption of this business are retroceded by AGM to Assured Guaranty Re Ltd. (AG Re) under a quota share facultative reinsurance agreement effective October 1, 2020);
b.    certain business originally written by AGUK pursuant to the co-insurance arrangement described above, but which was novated to, and 100% guaranteed by, AGE in connection with the Part VII Transfer; and
c.    any new public finance business written by AGE; and

(iii) an excess of loss reinsurance agreement, similar to the excess of loss cover of AGM’s Reinsurance Agreement with AGUK, pursuant to which AGM is obligated, effectively, to ensure that AGE maintains capital resources equal to at least 110% of the most stringent amount of capital that AGE may be required to maintain as a condition of it maintaining its authorization to carry on a financial guarantee business in France.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
AGM secures its quota share reinsurance obligations to AGE under the agreements described above by depositing collateral in accounts maintained by an EEA financial institution and pledging such accounts to AGE under French law. The measure of AGM’s required collateral for AGE is generally the same as the measure of its collateral for AGUK, except that AGE’s is determined in accordance with French (versus U.K.) GAAP.

AGM also has in place with AGE a net worth maintenance agreement that is similar to AGM’s Net Worth Agreement with AGUK - i.e., the former obligates AGM to ensure that AGE maintains capital resources at least equal to 110% of its most stringent capital requirement for maintaining its authorization to carry on a financial guarantee business in France.

Other Group Support of AGUK and AGE

In addition to AGM, two other AGL group members, AGC and AG Re, also provide reinsurance support to AGUK and AGE for certain legacy business that was insured prior to 2009 by AGUK. Some of this business continues to reside at AGUK, while some of it was transferred to AGE in October 2020 pursuant to the Part VII Transfer. In addition, effective July 1, 2021, (i) AGC and AGE entered into a Non-Public Finance Business Reinsurance Agreement pursuant to which AGC provides AGE with 90% proportional reinsurance for any non-public finance business written by AGE, and (ii) AGC and AGUK implemented a co-guarantee structure for non-public finance business that, other than the covered business, is identical to the AGM/AGUK Public Finance Co-Guarantee Structure (Non-Public Finance Co-Guarantee Structure). The co-guarantee split for non-public finance business is 15% AGUK and 85% AGC.
AGC, with respect to its reinsurance of both legacy business transferred to AGE and new non-public finance business written by AGE, and AG Re, with respect to its reinsurance of the legacy business transferred to AGE, secure their reinsurance in essentially the same manner as AGM secures its reinsurance of AGUK and AGE - i.e., AGC and AG Re pledge collateral equal to their assumed UK GAAP liabilities for AGUK and equal to their assumed French GAAP liabilities for AGE.

Management, Service Contracts or Cost Sharing Arrangements

The Company and various of its affiliates are parties to the Third Amended and Restated Service Agreement, effective as of January 1, 2020 (as amended, the Group Service Agreement). The Company's affiliate, AG US Group Services Inc. (AG Services), a Delaware corporation, acts as the payroll company and employer for U.S. personnel, and the central, dedicated service provider within the Assured Guaranty group.  Under the Group Service Agreement, AG Services' employees make available to its Bermuda, U.S., U.K. and French affiliates, as applicable, equipment, insurance, reinsurance and such other services, including actuarial, marketing, underwriting, claims handling, surveillance, legal, corporate secretarial, information technology, human resources, accounting, tax, financial reporting and investment planning services.  In addition, under the Group Service Agreement the Company makes available to its affiliates the use of certain equipment and office space leased by the Company. See Note 13, Leases, for additional information. Expenses under the Group Service Agreement are allocated directly where appropriate and, where not appropriate, based upon an allocation of employee time and corresponding office overhead.  The agreement provides for pre-funding by affiliates who are the largest consumers of group services and inter-company allocation of expenses.  The agreement also provides for quarterly settlements and an express right of offset with regard to amounts owing between parties under the Group Service Agreement and other agreements between such parties.

AGUK and AGE are parties to a services agreement with Assured Guaranty (UK) Services Limited (AG UK Services) pursuant to which AG UK Services provides professional insurance executives and administrative and clerical personnel who are experienced in the management of insurance operations similar to AGUK's and AGE's operations. Under such agreement, AGUK and AGE pay a fee equal to the costs incurred by AG UK Services in providing the services of those individuals plus a mark-up.

AGM and Assured Guaranty Finance Overseas Ltd. (AGFOL) are parties to an arranging agreement pursuant to which AGFOL introduces public finance and infrastructure finance transactions to AGM so that AGM may consider whether it would provide a financial guarantee for a proposed transaction together with AGE under their co-insurance structure.  The arranging agreement provides for the payment of fees by AGM to AGFOL on a cost basis, except with respect to U.K. office rent and overhead, which is on a cost plus basis.

The Company and various of its affiliates entered into a Service Agreement with AssuredIM, effective as of June 1, 2020 (the Service Agreement). Pursuant to such Service Agreement, AssuredIM provided services including, but not limited to, general corporate strategy, risk management, systems, information technology, human resources, finance, legal, marketing, and administration services. In exchange for the services provided by AssuredIM under the Service Agreement, the Company

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
paid a fee equal to its allocation of AssuredIM employee time and corresponding costs and expenses. The Service Agreement was terminated on July 1, 2023.

The following table summarizes the allocated expenses from affiliated companies under the expense sharing agreements.

Expenses Allocated From (To) Affiliated Companies

	Year Ended December 31,
	2023	2022
	(in millions)
Affiliated companies:
AG Services	$122	$115
AG UK Services	10	10
AGFOL	11	7
Transaction Services Corp.	(6)	(6)
Other	(1)	—
Total	$136	$126

The following table summarizes the amounts due to (from) affiliated companies primarily under the expense sharing agreements.

Amounts Due To (From) Affiliated Companies

	As of December 31,
	2023	2022
	(in millions)
Affiliated companies:
AG Services	$61	$55
AG UK Services	7	6
AGFOL	7	5
AGL	2	3
AGC	(2)	(3)
Other	(3)	1
Total	$72	$67

Reinsurance Agreements

    The Company cedes business to affiliated entities under certain reinsurance agreements, including as described above under the header “Support of AGUK and AGE”. In addition to the cessions described above, the Company routinely cedes proportionate shares of its new business to AG Re and AGC under whole account quota share reinsurance agreements effective October 1, 2010 and July 1, 2021, respectively. The proportionate share cessions to AG Re range from 15% to 40%; the proportionate share cessions to AGC are typically 10%. See below for material related party reinsurance balances.

The following table summarizes the affiliated components of each balance sheet item, where applicable.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued

	As of December 31,
	2023		2022
	AGC	AG Re	AGC	AG Re
	(in millions)
Assets:
Ceded unearned premium reserve	$158	$584	$89	$574
Reinsurance recoverable on unpaid losses	44	26	47	21
Other assets (1)	—	2	34	35
Liabilities:
Reinsurance balances payable, net
Ceded premium payable, net of ceding commission	68	143	33	123
Ceded salvage and subrogation recoverable	26	36	27	20
Ceded paid loss payable	6	5	63	42
Other liabilities
Ceded funds held	12	18	17	20
Deferred ceding commissions	35	162	18	157
Other information:
Exposure
Ceded par outstanding	12,585	46,851	6,265	45,304
____________________
(1)    Consists of reinsurance recoverable on paid losses, net credit derivative assets and profit commission receivable.

The following table summarizes the affiliated components of each statement of operations item, where applicable.

	Year Ended December 31,
	2023		2022
	AGC	AG Re	AGC	AG Re
	(in millions)
Revenues:
Net earned premiums	$(11)	$(48)	$(10)	$(60)
Foreign exchange gains (losses) on remeasurement	(2)	(6)	2	10
Change in ceded funds held	(6)	(7)	1	13
Other income (loss)	1	—	(2)	1
Expenses:
Loss and LAE (recoveries)	(5)	(24)	4	(10)
Other expenses
Commissions incurred (earned)	(3)	(14)	(1)	(16)

Surplus Note of Affiliate

    On December 18, 2009, AGC issued a surplus note with a principal amount of $300 million to AGM. This note carried a simple interest rate of 5.0% per annum and matures on December 31, 2029. Principal is payable at the option of AGC prior to the final maturity of the note in 2029 and interest is payable on the note annually in arrears as of December 31 of each year, commencing December 31, 2010. Payments of principal and interest are subject to AGC having policyholders’ surplus in excess of statutory minimum requirements after such payment and to prior written approval by the Maryland Insurance Administration. On April 11, 2016, the surplus note agreement was amended to reduce the simple interest rate to 3.5% per annum effective January 1, 2016. AGM recognized and received approximately $11 million of interest income (including a fixed maturity security of $1 million) in 2023, and $11 million of interest income in 2022. AGC made no principal payments on the surplus note in 2023 or 2022.

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Loans Receivable from Affiliate

Accounting Policy

The loans receivable from affiliate were recorded at their principal amounts. There was no discount or premium at the time of issuance of the loans.

Loans to Assured Guaranty US Holdings Inc.

    On October 1, 2019 AGM and MAC (which, as described below under “AGAS Ownership”, was merged into AGM) made 10 year, 3.5% interest rate inter-company loans to AGUS totaling $162.5 million to fund the acquisition of BlueMountain Capital Management, LLC and the related capital contributions. The Company recognized $6 million of interest income in both 2023 and 2022. Interest is payable by AGUS annually in arrears on each anniversary of the note, commencing on October 1, 2020. Interest accrues daily and is computed on a basis of a 360 day year from October 1, 2019 until the date on which the principal amount is paid in full. AGUS will pay 20% of the original principal amount of each note on the sixth, seventh, eighth, and ninth anniversaries. The remaining 20% of the original principal amount and all accrued and unpaid interest will be paid on the maturity date. AGUS has the right to prepay the principal amount of the notes in whole or in part at any time, or from time to time, without payment of any premium or penalty.

Investment Management Expenses

A portion of the Company's invested assets is managed by investment managers, including Wellington Management Company, LLP (together with its affiliates, Wellington), which is a related party to AGL, and, prior to July 1, 2023, AssuredIM. See Note 6, Investments and Cash, for additional information. The investment management expenses from transactions with these related parties were $1 million and $2 million in 2023 and 2022, respectively.

AGAS Ownership and MAC Transaction

AGM, AGC and MAC (together with AGM and AGC, the “U.S. Insurers”) initially capitalized AGAS with $500 million of cash ($275 million from AGM, $175 million from AGC and $50 million from MAC). On April 1, 2021, MAC merged with and into AGM, with AGM as the surviving company, as described in Note 1, Business and Basis of Presentation. Accordingly, AGM, as MAC’s legal successor, acquired MAC’s ownership interests in AGAS, such that, on and after the effective date of the merger, the members and owners of AGAS are AGM (65%) and AGC (35%). In 2023, the U.S. Insurers contributed to AGAS, in proportion to their existing ownership interests in AGAS, an additional $250 million in the aggregate (i.e., $162.5 million (65%) by AGM and $87.5 million (35%) by AGC).

13.    Leases

    The Company is party to various non-cancelable lease agreements, all of which are operating leases as of December 31, 2023. The majority of the leases relate to office space in New York City, which expire in 2032. Subject to certain conditions, the Company has an option to renew a portion of this leased space for an additional five years at a fair market rent. The Company also has leases for additional office space in other locations which expire at various dates through 2029. Under the Group Service Agreement the Company makes available to its affiliates the use of certain equipment and office space leased by the Company. A portion of the lease expense is allocated and charged to affiliates.

Accounting Policy

    The Company determines if an arrangement is a lease at inception. For operating leases with an original term of more than 12 months, where the Company is the lessee, it recognizes a right-of-use (ROU) asset in “other assets” and a lease liability in “other liabilities” on the consolidated balance sheets. An ROU asset represents the Company’s right to use an underlying asset for the lease term, and a lease liability represents the Company’s obligation to make lease payments arising from the lease. At the inception of a lease, the total fixed payments under a lease agreement are discounted utilizing an incremental borrowing rate that represents the Company’s collateralized borrowing rate. The rate is determined based on the lease term as of the lease commencement date. Some of the Company’s leases include renewal options, which are not included in the lease terms unless the Company is reasonably certain it will exercise the option.
    The Company elected the practical expedient to account for all lease components and their associated non-lease components (i.e., common area maintenance, real estate taxes, building insurance, etc.) as a single lease component and include

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
all fixed payments in the measurement of ROU assets and lease liabilities. Operating lease expense is recognized on a straight-line basis over the lease term. Costs related to variable lease and non-lease components for the Company’s leases are expensed in the period incurred.

The Company assesses ROU assets for impairment when certain events occur or when there are changes in circumstances including potential alternative uses. If circumstances require an ROU asset to be tested for possible impairment, and the carrying value of the ROU asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value and reported in “other expenses” in the consolidated statement of operations.

Lease Assets and Liabilities

As of December 31, 2023, the ROU asset and lease liability was $71 million and $92 million, respectively. As of December 31, 2022, the ROU asset and lease liability was $79 million and $101 million, respectively. The weighted average remaining lease term as of December 31, 2023 and December 31, 2022 was 8.2 years and 9.2 years, respectively. The Company used a weighted average discount rate of 2.6% as of both December 31, 2023 and December 31, 2022.

Lease Expense and Other Information

	Year Ended December 31,
	2023	2022
	(in millions)
Lease costs (1)	$8	$8
Cash paid for amounts included in the measurement of lease liabilities	13	12
 ____________________
(1)    Variable lease costs are de minimis.

Future Minimum Rental Payments
Operating Leases

As of December 31, 2023
Year	(in millions)
2024	$12
2025	12
2026	12
2027	12
2028	13
Thereafter	41
Total lease payments	102
Less: Imputed interest	10
Total lease liabilities	$92

14.    Commitments and Contingencies

Legal Proceedings

    Lawsuits arise in the ordinary course of the Company’s business. It is the opinion of the Company’s management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company’s results of operations or liquidity in that particular quarter or year.

    In addition, in the ordinary course of their respective businesses, the Company and its affiliates are involved in litigation with third parties to recover insurance losses paid in prior periods or prevent or reduce losses in the future. For example, the Company is involved in a number of legal actions in the Federal District Court of Puerto Rico to enforce or defend its rights with respect to the obligations it insures of Puerto Rico and various of its related authorities and public corporations. See the “Exposure to Puerto Rico - Puerto Rico Litigation” section of Note 2, Outstanding Exposure, for a description of such

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
actions. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s results of operations in that particular quarter or year.

    The Company also receives subpoenas and interrogatories from regulators from time to time.

Accounting Policy

    The Company establishes accruals for litigation and regulatory matters to the extent it is probable that a loss has been incurred and the amount of that loss can be reasonably estimated. Additionally, it discloses such amounts if material to the financial position of the Company. For litigation and regulatory matters where a loss may be reasonably possible, but not probable, or is probable but not reasonably estimable, no accrual is established, but if the matter is material, it would be disclosed. The Company reviews relevant information with respect to its litigation and regulatory matters on a quarterly basis and updates its accruals, disclosures, and estimates of reasonably possible loss based on such reviews.

15.    Shareholder's Equity

Other Comprehensive Income

The following tables present the changes in each component of AOCI and the effect of reclassifications out of AOCI into the respective lines in the consolidated statements of operations. Prior to the combination of certain of its European subsidiaries, two of those subsidiaries had a functional currency other than the U.S. dollar. Gains and losses relating to translating foreign functional currency financial statements for U.S. GAAP reporting were recorded as cumulative translation adjustment in OCI. Upon the merger of these European subsidiaries with and into AGUK, which has a functional currency of U.S. dollar, no further changes to the cumulative translation adjustment are recorded.

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2023

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total AOCI
	(in millions)
Balance, December 31, 2022	$(231)	$(68)	$(22)	$(25)	$(346)
Other comprehensive income (loss) before reclassifications	106	(1)	(2)	—	103
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	3	(3)	—	—	—
Fair value gains (losses) on FG VIEs	—	—	(4)	—	(4)
Total before tax	3	(3)	(4)	—	(4)
Tax (provision) benefit	(2)	—	1	—	(1)
Total amount reclassified from AOCI, net of tax	1	(3)	(3)	—	(5)
Other comprehensive income (loss)	105	2	1	—	108
Balance, December 31, 2023	$(126)	$(66)	$(21)	$(25)	$(238)

Assured Guaranty Municipal Corp.
Notes to Consolidated Financial Statements, Continued
Changes in Accumulated Other Comprehensive Income (Loss) by Component
Year Ended December 31, 2022

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment
	No Credit Impairment	Credit Impairment			Total AOCI
	(in millions)
Balance, December 31, 2021	$150	$(20)	$(19)	$(25)	$86
Other comprehensive income (loss) before reclassifications	(410)	(51)	(5)	—	(466)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(35)	(3)	—	—	(38)
Fair value gains (losses) on FG VIEs	—	—	(2)	—	(2)
Total before tax	(35)	(3)	(2)	—	(40)
Tax (provision) benefit	6	—	—	—	6
Total amount reclassified from AOCI, net of tax	(29)	(3)	(2)	—	(34)
Other comprehensive income (loss)	(381)	(48)	(3)	—	(432)
Balance, December 31, 2022	$(231)	$(68)	$(22)	$(25)	$(346)

16.    Subsequent Events

    Subsequent events have been considered and disclosed if material through April 10, 2024, the date on which these financial statements were issued.